                                                                    Exhibit 2.16




                            STOCK PURCHASE AGREEMENT

                                      among

                               MJD VENTURES, INC.,

              ALBERT LEONETTI AND FRANK LEONETTI, III, CO-TRUSTEES
            OF THE FRANK LEONETTI, JR. TRUST DATED JANUARY 13, 1992,

                         ALBERT LEONETTI, individually,

                     ANN POKORNY, TRUSTEE UNDER DECLARATION
                        OF TRUST DATED OCTOBER 26, 1989,

                    DONALD POKORNY, TRUSTEE UNDER DECLARATION
                        OF TRUST DATED OCTOBER 26, 1989,

                                       and

                          THE ORWELL TELEPHONE COMPANY

                            dated as of June 17, 1999

                                TABLE OF CONTENTS


        This Table of Contents is not part of this Agreement but is attached for convenience only.



ARTICLE I

PURCHASE/REDEMPTION OF STOCK...................................................2
        Section 1.1   Purchase and Sale........................................2
        Section 1.2   Purchase Price...........................................2
        Section 1.3   Redemption. .............................................2
               (a)    Generally. ..............................................2
               (b)    Transfer.................................................3
               (c)    No Other Assets. ........................................3
        Section 1.4   Zenz Transaction. .......................................3

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS..................................3
        Section 2.1   Corporate Organization...................................4
        Section 2.2   Authorization............................................4
        Section 2.3   No Violation.............................................4
        Section 2.4   Subsidiaries and Investments.............................5
        Section 2.5   Stock Record Book........................................5
        Section 2.6   Corporate Books..........................................6
        Section 2.7   Title to Stock...........................................6
        Section 2.8   Options and Rights.......................................7
        Section 2.9   Financial Statements.....................................7
               (a)    Generally. ..............................................7
               (b)    Absence of Change. ......................................7
        Section 2.10  Employees................................................8
        Section 2.11  Absence of Certain Changes...............................9
        Section 2.12  Contracts...............................................10
               (a)    Generally. .............................................10
               (b)    Compliance .............................................11
        Section 2.13  True and Complete Copies................................12
        Section 2.14  Title and Related Matters...............................12
               (a)    Owned Property..........................................12
               (b)    Leased Property. .......................................12
               (c)    Compliance with Regulations. ...........................13
               (d)    Utilities. .............................................13
               (e)    Condition. .............................................13

        Section 2.15  Litigation..............................................14
        Section 2.16  Tax Matters.............................................14
               (a)    Generally. .............................................14
               (b)    Good Faith .............................................15
               (c)    Claims..................................................15
               (d)    Course of Business......................................15
               (e)    Withholdings............................................15
               (f)    Partnerships............................................15
               (g)    Accounting Method Adjustments...........................15
               (h)    Tax Exemptions..........................................16
               (i)    Tax Return Reviews......................................16
               (j)    Power of Attorney. .....................................16
               (k)    True and Complete Copies................................16
        Section 2.17  Bank and Brokerage Accounts.............................16
        Section 2.18  Compliance with Applicable Laws, Regulations and Orders.16
        Section 2.19  Employee Benefit Plans..................................16
        Section 2.20  Intellectual Property...................................20
        Section 2.21  Environmental Matters...................................20
               (a)    Generally. .............................................20
               (b)    Property................................................20
               (c)    Transportation .........................................21
               (d)    Notification of Release. ...............................21
               (e)    Liens. .................................................21
               (f)    Site Assessments .......................................21
        Section 2.22  Capital Expenditures and Investments....................22
        Section 2.23  Dealings with Affiliates................................22
        Section 2.24  Insurance...............................................22
        Section 2.25  Commissions.............................................22
        Section 2.26  Permits and Reports.....................................23
               (a)    Generally. .............................................23
               (b)    Cable Television Business. .............................24
        Section 2.27  Absence of Undisclosed Liabilities......................25
        Section 2.28  Year 2000 Compliance....................................25
        Section 2.29  Disclosure..............................................26

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............................26
        Section 3.1   Corporate Organization..................................26
        Section 3.2   Authorization...........................................26
        Section 3.3   No Violation............................................27
        Section 3.4   Investment Intent.......................................27

ARTICLE IV

COVENANTS OF THE SELLER AND THE COMPANY.......................................27
        Section 4.1   Regular Course of Business..............................27
               (a)    Generally. .............................................27
               (b)    Compensation ...........................................28
               (c)    Insurance. .............................................28
               (d)    Claims..................................................28
               (e)    Supplement .............................................28
        Section 4.2   Amendments..............................................28
        Section 4.3   Capital Changes.........................................28
        Section 4.4   Dividends...............................................28
        Section 4.5   Capital Expenditures....................................29
        Section 4.6   Borrowing...............................................29
        Section 4.7   Property................................................29
        Section 4.8   Other Commitments.......................................29
        Section 4.9   Interim Financial Information...........................29
        Section 4.10  Consents and Authorizations.............................29
               (a)    Generally. .............................................29
               (b)    Primary Responsibility .................................29
        Section 4.11  Access..................................................30
        Section 4.12  Notice of Transfer......................................30
        Section 4.13  Payment of Stamp Tax....................................30
        Section 4.14  Disclosure..............................................30
        Section 4.15  Cooperation with Purchaser. ............................30

ARTICLE V

COVENANTS OF THE PURCHASER....................................................31
        Section 5.1   Consents and Authorizations.............................31
               (a)    Generally. .............................................31
               (b)    Primary Responsibility .................................31
        Section 5.2   Employees...............................................31
        Section 5.3   Extension of Purchaser Plan Coverage
                             to Company Employees. ...........................31

ARTICLE VI

OTHER AGREEMENTS..............................................................32
        Section 6.1   Agreement to Defend.....................................32
        Section 6.2   Further Assurances......................................32
        Section 6.3   Consents................................................32
        Section 6.4   No Solicitation or Negotiation..........................33
        Section 6.5   No Termination of the Obligations by
                             Subsequent Dissolution...........................33

        Section 6.6   Public Announcements....................................33
        Section 6.7   Records and Information.................................34
               (a)    Retention of Records....................................34
               (b)    Access to Information. .................................34
               (c)    Provisions of Corporate Records. .......................34
               (d)    Witnesses. .............................................34
        Section 6.8   Insurance Policies and Claims Administration............35
               (a)    Insurance Coverage Prior to the Closing
                      Date....................................................35
               (b)    Insurance Coverage After the Closing Date. .............35
        Section 6.9   Other Tax Matters.......................................35
               (a)    Tax Returns. ...........................................35
               (b)    Information. ...........................................36
        Section 6.10  Profit-Sharing Plan/COBRA Coverage. ....................36

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER................................37
        Section 7.1   Representations and Warranties..........................37
        Section 7.2   Consents and Approvals..................................38
        Section 7.3   No Material Adverse Change..............................38
        Section 7.4   No Proceeding or Litigation.............................38
        Section 7.5   Secretary's Certificate.................................38
        Section 7.6   Certificates of Good Standing...........................38
        Section 7.7   Opinion of Seller's Counsel.............................39
        Section 7.8   Noncompetition Agreements ..............................39
        Section 7.9   Employment Agreement. ..................................39
        Section 7.10  Resignations............................................39
        Section 7.11  Other Documents.........................................39
        Section 7.12  Liens...................................................39
        Section 7.13  Delivery of Minute Books. ..............................39
        Section 7.14  Delivery of Financial Statements........................39
        Section 7.15  Satisfactory Investigation. ............................39
        Section 7.16  Cable Television Franchise Agreements
                             Renewal.  .......................................40

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE SELLER...................................41
        Section 8.1   Representations and Warranties..........................41
        Section 8.2   Consents and Approvals..................................41
        Section 8.3   No Proceeding or Litigation.............................41
        Section 8.4   Secretary's Certificate.................................41
        Section 8.5   Opinion of Purchaser's Counsel..........................42

ARTICLE IX

CLOSING.......................................................................42
        Section 9.1   Closing.................................................42
        Section 9.2   Closing Date Payment and Receipt of
                             Shares...........................................42

ARTICLE X

TERMINATION AND ABANDONMENT...................................................42
        Section 10.1  Methods of Termination..................................42
               (a)    Mutual Consent .........................................43
               (b)    Seller's Failure to Perform.............................43
               (c)    Purchaser's Failure to Perform .........................43
               (d)    Failure to Close by December 31, 1999...................43
               (e)    Material Adverse Change. ...............................43
               (f)    Unsatisfactory Investigation............................43
               (g)    Remedies................................................44
        Section 10.2  Procedure Upon Termination..............................44
               (a)    Return of Records. .....................................44
               (b)    Confidentiality. .......................................44

ARTICLE XI

SURVIVAL OF TERMS; INDEMNIFICATION............................................44
        Section 11.1  Survival; Limitations...................................44
        Section 11.2  Escrow of Liquid Assets.................................45
        Section 11.3  Indemnification by the Seller...........................45
               (a)    Misrepresentation or Breach. ...........................45
               (b)    Taxes. .................................................45
               (c)    Other Claims ...........................................46
               (d)    Related Expenses .......................................46
        Section 11.4  Indemnification by the Purchaser........................46
               (a)    Misrepresentation or Breach. ...........................46
               (b)    Taxes. .................................................46
               (c)    Other Claims ...........................................46
               (d)    Related Expenses .......................................47
        Section 11.5  Third Party Claims......................................47
               (a)    Generally. .............................................47
               (b)    Counsel. ...............................................48
        Section 11.6  Other Claims............................................48
        Section 11.7  Continued Liability for Indemnity Claims................51
        Section 11.8  Basket Amount...........................................51
               (a)    Indemnification by the Seller. .........................51

               (b)    Indemnification by the Purchaser .......................51
               (c)    Aggregation. ...........................................51
        Section 11.9  Maximum Liability ......................................52

ARTICLE XII

GENERAL PROVISIONS............................................................52
        Section 12.1  Amendment and Modification..............................52
        Section 12.2  Waiver..................................................52
        Section 12.3  Certain Definitions.....................................52
        Section 12.4  Notices.................................................57
        Section 12.5  Assignment..............................................57
        Section 12.6  Governing Law...........................................58
        Section 12.7  Counterparts............................................58
        Section 12.8  Headings................................................58
        Section 12.9  Entire Agreement........................................58
        Section 12.10 No Benefit..............................................58
        Section 12.11 Delays or Omissions.....................................58
        Section 12.12 Severability............................................59
        Section 12.13 Expenses................................................59
               (a)    Generally. .............................................59
               (b)    Seller's Payment of Purchaser's Expenses. ..............59
               (c)    Purchaser's Payment of Certain of Seller's
                      Expenses................................................59
        Section 12.14 Time of the Essence.....................................59
        Section 12.15 Injunctive Relief.......................................59

SCHEDULES
---------

  1.3          Zenz Transaction Assets, Zenz Transaction
               Liabilities, Personal Items
  2.3          No Violations
  2.4          Subsidiaries and Investments
  2.5          Capital Stock
  2.6          Corporate Books
  2.7          List of Shareholders/No Liens on Shares
  2.9          Changes Since December 31, 1998
  2.10         Employees As of April 30, 1999
  2.11         Certain Changes
  2.12         Contracts
  2.14(a)      Owned Property
  2.14(b)      Leased Property
  2.14(c)      Compliance with Regulations
  2.14(e)      Condition
  2.15         Litigation
  2.16         Tax Matters
  2.17         Bank and Brokerage Accounts
  2.18         Compliance with Applicable Laws, Regulations and Orders
  2.19         Employee Benefit Plans
  2.20         Intellectual Property
  2.21         Environmental Matters
  2.22         Capital Expenditures and Investments
  2.23         Dealings with Affiliates
  2.24         Insurance
  2.26         Permits
  2.27         Absence of Undisclosed Liabilities/Corporate Debt
  3.3          Consents and Authorizations of Purchaser
  4.14         Article IV Disclosure Statement
  5.3          Extension of Purchaser Plan Coverage to Company
               Employees


EXHIBITS
--------

   7.7         Opinion of Seller's Counsel
   7.8         Noncompetition Agreements
   7.9         Employment Agreements
   8.5         Opinion of Purchaser's Counsel
  11.2         Escrow Agreement

                                    AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 17th day of June, 1999, among MJD VENTURES, INC., a Delaware corporation (the "Purchaser"), ALBERT LEONETTI AND FRANK LEONETTI, III, CO-TRUSTEES OF THE FRANK LEONETTI, JR. TRUST DATED JANUARY 13, 1992, an Ohio sitused trust("F. LEONETTI TRUST"), ALBERT LEONETTI, individually, an Ohio resident ("A. LEONETTI"), ANN POKORNY, TRUSTEE UNDER DECLARATION OF TRUST DATED OCTOBER 26, 1989, an Ohio sitused trust ("A. Pokorny Trust"), DONALD POKORNY, TRUSTEE UNDER DECLARATION OF TRUST DATED OCTOBER 26, 1989, an Ohio sitused trust ("D. Pokorny Trust"), (the F. Leonetti Trust, A. Leonetti, the A. Pokorny Trust and the D. Pokorny Trust collectively referred to hereinafter as "Seller" or "Sellers"), and THE ORWELL TELEPHONE COMPANY, an Ohio corporation ("Orwell" or the "Company").

                                    RECITALS

        WHEREAS, the F. Leonetti Trust owns 1,623 shares of common stock, $0.20 par value of the Company, A. Leonetti owns 1,623 shares of common stock of the Company, the A. Pokorny Trust owns 812 shares of common stock of the Company, and the D. Pokorny Trust owns 811 shares of common stock of the Company, the 4,869 shares constituting all of the issued and outstanding shares of capital stock of the Company (the "Company Capital Stock");

        WHEREAS, the Company owns 500 shares of common stock, $1.00 par value, of Orwell Communications, Inc. ("Communications"), constituting all of the issued and outstanding shares of capital stock of Communications (the "Communications Capital Stock") (any and all shares, options, warrants, rights and interests, legal or equitable, in or with respect to the Company Capital Stock and the Communications Capital Stock hereinafter referred to collectively as the "Shares");

        WHEREAS, Orwell is an operating telephone company that provides wireline telecommunications services (the "Orwell Business") in the nine (9) exchanges in the seven (7) Ohio counties set forth on Schedule 2.26 hereto, with at least 6600 access lines (the "Exchange" or the "Exchanges") and Communications owns and operates a cable television franchise and internet business in the five (5) counties in Ohio set forth on Schedule 2.26 hereto and owns a twenty-five percent (25%) interest in Ohio RSA #3 Limited Partnership, the cellular partnership in Ashtabula County, Ohio (collectively the businesses of Communications are hereinafter referred to as the "Communications

Business") (collectively the businesses of the Company and Communications are hereinafter referred to as the "Business" or the "business");

        WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, on the terms and subject to the conditions set forth in this Agreement, certain of the Seller's shares of Company Capital Stock;

        WHEREAS, the parties hereto desire to have the Company redeem from the Seller certain of the Seller's shares of Company Capital Stock, so that the purchase and sale described in the previous clause, coupled with the redemption described in this clause, will completely terminate the Seller's ownership interest in the Company;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                          PURCHASE/REDEMPTION OF STOCK

        Section 1.1 Purchase and Sale. At the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, 4,797.4782 shares of Company Capital Stock.

        Section 1.2 Purchase Price. In consideration for the conveyance of the 4,797.4782 shares of Company Capital Stock, the Purchaser shall pay to the Seller on the Closing Date, as provided in Section 9.2 hereof, an amount per share of $8,686.855 for each of the 4,797.4782 shares of the Company Capital Stock (the "Purchase Price"), aggregating a total Purchase Price for such shares of Company Capital Stock of Forty-One Million Six Hundred Seventy-Five Thousand Dollars ($41,675,000). Schedule 2.7 hereto sets forth the number of shares of Company Capital Stock each Seller shall sell to the Purchaser and the dollar amount the Purchaser shall pay therefor.

        Section 1.3   Redemption.

               (a) Generally. At the Closing Date, on the terms and subject to the conditions set forth in this Agreement, and contemporaneous with the purchase and sale of shares of Company Capital Stock as provided in Sections 1.1 and 1.2 hereof, the Seller agrees to sell to the Company, and the Company agrees to redeem from the Seller, 71.5218 shares of Company Capital Stock, in consideration for the transfer to the Seller of those particular assets set forth on Schedule 1.3 hereto (the "Zenz Transaction Assets"). Further, Seller shall assume any and all liabilities set forth on Schedule 1.3 hereto (the "Zenz Transaction Liabilities"). Schedule 2.7 hereto sets forth the number of shares of Company Capital Stock the Company shall redeem from each Seller and Schedule 1.3 hereto sets forth the Zenz Transaction Assets and Zenz Transaction Liabilities that are to be transferred and/or assigned to each Seller. (b) Transfer. Purchaser agrees that it shall cause the Company to execute, and Seller agrees to execute, any and all bills of sale, deeds, assignments and/or agreements as may be necessary to transfer title to the Zenz Transaction Assets to Seller and to assign and/or transfer the Zenz Transaction Liabilities to Seller. In particular, the Company's transfer of all of its interest in the Local Multipoint Distribution Service (LMDS) licenses, B blocks for Ashtabula 021B, Lima 255B and Sandusky 403B to Seller shall be in full compliance with all applicable Contracts, agreements, Regulations, statutes, and ordinances applicable to the ownership, transfer or other disposition thereof and Purchaser shall be provided with written evidence thereof to the satisfaction of Purchaser and its counsel.

               (c) No Other Assets. The parties hereto further agree that except as described in this Section 1.3 and/or except for compensation, dividends and legal fee retainers described in Schedules 2.4, 2.10, 2.23 and 4.14 hereto, no other assets of the Company, whether tangible or intangible, shall have been or shall be removed from the Company's premises or from the Company's books and records except in the ordinary course of the Company's Business as provided herein from and after December 31, 1998 through the Closing Date.

        Section 1.4 Zenz Transaction. The parties to this Agreement intend that the stock redemption provided for in Section 1.3 hereof be characterized for income tax purposes as a so-called "Zenz" redemption and termination of interest under Section 302(b)(3) of the Code. To this end, the parties acknowledge and agree that: (i) the Company's redemption of shares of Company Capital Stock as provided for in Section 1.3 hereof is part of an integrated plan which includes the simultaneous sale of the remainder of the Seller's shares of Company Capital Stock to the Purchaser, (ii) the redemption of shares of Company Capital Stock as provided in Section 1.3 hereof, coupled with the simultaneous sale of the remainder of Seller's shares as provided for in Sections 1.1 and 1.2 hereof, will completely extinguish Seller's interest in the Company; and (iii) when the stock redemption and simultaneous sale of the remainder of Seller's shares are concluded, Seller will not retain any beneficial or proprietary interest whatever in the Company.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Sellers hereby represent and warrant to the Purchaser as follows (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of any or all of the Sellers and the Company), with respect to each of Orwell, Communications and all subsidiaries and affiliates thereof even though such representation and/or warranty shall use only the word Company (in other words, if any representation or warranty or covenant or agreement would be untrue as to any of Orwell, Communications or any of their subsidiaries or affiliates then the Sellers must so disclose any such untruth):

        Section 2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing with perpetual duration under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. Each Seller is a resident of Ohio or an Ohio sitused trust. There are no Shareholder Agreements in place among any of the Sellers. The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. Seller and the Company either have delivered to the Purchaser true, complete and correct copies of the Company's charter and by-laws as presently in effect, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement.

        Section 2.2 Authorization. The Seller and the Company each has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors (and as appropriate, the stockholders) of the Company has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Seller and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Seller will, at the Closing, have full power and authority to deliver the Company Capital Stock and the certificates evidencing the Company Capital Stock to the Purchaser and the Company, as the case may be, free and clear of all Liens as provided for herein, thereby also having power and authority to deliver the Communications Capital Stock, free and clear of all Liens as provided for herein.

        Section 2.3 No Violation. Except as set forth on Schedule 2.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Seller and the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to (i) the charter or by-laws of the Company, (ii) any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), (iii) any Order to which either the Seller or the Company is subject, or (iv) any Contract to which the Seller or the Company or any of their properties are subject. The Seller and the Company have complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

        Section 2.4 Subsidiaries and Investments. Except as set forth on
Schedule 2.4, the Company has no subsidiaries or investments in any Person. Attached as set forth on Schedule 2.4 is a true and complete corporate organizational chart for the Company. Except as set forth on Schedule 2.4, the transactions contemplated by this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of any agreement to which the Company is a party with respect to any such subsidiaries or investments, nor shall the transactions contemplated by this Agreement trigger any purchase, put, call or right of first refusal rights in any Person, nor shall the transactions contemplated by this Agreement result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any Person. Any such investments constitute an asset of the Company and the Company is the only Person with any rights thereto. Except as set forth on Schedule 2.4, the Company does not owe any indebtedness to or on account of any of such subsidiaries or investments, nor has the Company guaranteed any indebtedness on behalf of, or have any other contingent obligations with respect to, any such subsidiaries or investments, and the Company has not pledged any such subsidiaries or investments or any other of its assets in connection with any obligations relating to any such investment or subsidiary. The Company is not a general partner in any of its investments, nor is any employee of the Company an officer or director of any such investment entity, except as set forth on Schedule 2.6. The Company is not a party to any Shareholders' or Stockholders' Agreements with respect to any of the entities discussed on Schedule 2.4 hereto. Also set forth on Schedule 2.4 hereto is a listing of all dividends and/or distributions made with respect to any such subsidiaries and/or investments since December 31, 1996.

        Section 2.5 Stock Record Book. The stock record books of the Company and/or of Communications are complete and correct in all material respects. No shares of capital stock of the Company and/or of Communications are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Company Capital Stock constitutes all of the outstanding capital stock of the Company and the Seller owns all outstanding capital stock of the Company. Orwell is the true and lawful owner of all of the outstanding capital stock of Communications. Schedule 2.5 sets forth the total number of authorized and issued shares of capital stock for each of Orwell and Communications.

        Section 2.6 Corporate Books. The corporate minute books of the Company and of each of its subsidiaries are complete and correct in all material respects and contain signed minutes of all of the proceedings of the shareholders and directors of the Company and of each of its subsidiaries since 1957, the year in which the Seller gained control of the Company. A true and complete list of the directors and officers of the Company and of each of its subsidiaries as of the date hereof is set forth on Schedule 2.6. Seller and the Company will provide the Purchaser with access to all of the corporate minute books and stock record books of the Company and Communications for all periods since their respective incorporation.

        Section 2.7 Title to Stock. The shares of Company Capital Stock are owned of record by those shareholders and only such shareholders in such amounts as are set forth on Schedule 2.7 hereto. No shares of preferred stock or other class of capital stock are authorized, issued or outstanding with respect to the Company or any of its subsidiaries. The shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. The shares of Company Capital Stock were issued pursuant to applicable exemptions from registration under Federal securities laws and the securities laws of the State of Ohio, are owned by the Seller and will be sold pursuant hereto free and clear of all Liens. Upon payment of the Purchase Price to the Seller and the transfer and/or assignment of the Zenz Transaction Assets and the Zenz Transaction Liabilities to the Seller in accordance with this Agreement, the Seller will convey to the Purchaser and the Company, as the case may be, good and marketable title to the shares of Company Capital Stock, free and clear of all Liens whatsoever, and thereby also to the Communications Capital Stock, free and clear of all Liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Purchaser and the Company, as the case may be, at the Closing will be sufficient to transfer the Seller's entire interest, and all of the interests, legal and beneficial, of Seller and of all other Persons, in and to the shares of Company Capital Stock and thereby in the Communications Capital Stock and in the capital stock of each other subsidiary of the Company. No dividends or other distributions are owed by the Company in connection with any of the shares of Company Capital Stock and/or the shares of Communications Capital Stock and none have been made to any stockholder of the Company or to any Seller since at least December 31, 1998, except as set forth on Schedule 2.7.

        Section 2.8 Options and Rights. There are no outstanding subscriptions, options, warrants, rights, puts, calls or other Contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any Person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock.

        Section 2.9   Financial Statements.

               (a) Generally. The Seller has delivered to the Purchaser correct and complete copies of (i) the audited balance sheets of the Company as of December 31, 1995, December 31, 1996, December 31, 1997, and December 31, 1998 and the related statements of income, cash flow and retained earnings for the fiscal year reporting periods then ended, together with all notes and schedules thereto (the "Financial Statements") and (ii) the unaudited monthly balance sheets of the Company as of January 31, 1999, February 28, 1999, March 31, 1999 and April 30, 1999 and the related monthly statements of income, cash flow and retained earnings for the period then ended, together with all notes and schedules thereto (the January 31, 1999, February 28, 1999, March 31, 1999 and April 30, 1999 statements, with all monthly unaudited statements delivered to Purchaser hereafter, the "Unaudited

Financial Statements"). The Financial Statements have been audited without qualification by Demarchi & Associates, independent auditors for the Company. The Financial Statements and the Unaudited Financial Statements (a) have been prepared in accordance with the books and records of the Company and (b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP consistently applied, except, with respect to the Unaudited Financial Statements, for year-end adjustments and notes and/or adjustments and notes that would result from an audit. Since December 31, 1998 and except as fully set forth in the Financial Statements and the Unaudited Financial Statements, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring, other than those incurred in the ordinary course of business since April 30, 1999, which individually and in the aggregate are not Material.

               (b) Absence of Change. Except as set forth on Schedule 2.9 hereto, since December 31, 1998, (i) the Company's business has been operated only in the ordinary course; (ii) there has been no Material Adverse Change in, and, to the Seller's and Company's knowledge, no event has occurred which is likely, individually or in the aggregate, to result in any Material Adverse Change in, the business, properties, business prospects, financial condition, or results of operations of the Company; provided, however, that the "knowledge qualification" of this clause (ii) shall apply only with respect to the acts or actions of unaffiliated third parties which may be unknown to the Seller or Company or which Seller or Company should reasonably not have known in the ordinary course of their business, (iii) there has been no sale, assignment or transfer of any assets or properties of the Company except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss affecting the Company or its business; (iv) there has been no amendment or termination of any of the Company's Permits or material Contracts; (v) there has been no waiver or release of any material right or claim of the Company; (vi) there has been no labor dispute or union activity which affects the operation of the Company; and (vii) there has been no agreement by either the Seller or the Company to take any of the actions described in the preceding clauses (i) through (vi), except as contemplated by this Agreement.

        Section 2.10  Employees.

               (a) Schedule 2.10 sets forth a list of all of the Company's employees, officers, directors, consultants and independent contractors, together with a description of any Contract regarding the terms of service and the rate and basis for total compensation of such persons.

               (b) The Company has paid or made provision for the payment of all salaries and accrued wages, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. No amounts have been accrued on the Company's books for vacation or sick leave in excess of the current year's obligations and no such obligations exist. No contracts or provisions exist that would obligate the Company to pay any severance compensation to any employee should his or her employment with the Company be terminated for any reason from and after the date hereof. No contracts or provisions exist that would obligate the Company to pay any amounts to any Person upon the change of control of the Company.

               (c) Except as set forth on Schedule 2.10 hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission or severance compensation, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, exempt, non-exempt or hourly employees, (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Seller or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company either has furnished to Purchaser complete and correct copies of all such agreements, if any, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement ("Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

               (d) Except as set forth on Schedule 2.10 hereto, (i) there is no unfair labor practice charge or complaint pending before the

National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Seller's or Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iv) the Company has not received formal notice from any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Sellers and Company, no such investigation is in progress.

        Section 2.11 Absence of Certain Changes. Except as set forth on Schedule 2.11, since December 31, 1998, there has been no (a) Material Adverse Change in the business, properties, financial statements, business prospects, financial condition or results of operations of the Company, (b) damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on the business, properties, business prospects, financial condition or results of operations of the Company, (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Shares or otherwise (including, without by way of limitation, in respect of the Communications Capital Stock) or any redemption of the Shares (including, without by way of limitation, in respect of the Communications Capital Stock),
(d) increase in the compensation payable to or to become payable by the Company to its employees, officers, directors, shareholders, consultants or independent contractors, (e) entry by the Company into any Contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure, or (f) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP (which such changes shall be set forth on Schedule 2.11 hereto).

        Section 2.12  Contracts.

               (a) Generally. Except as listed on Schedule 2.12, the Company is not a party to any Contract relating to:

                      (i) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for
                                      -10-
        deferred compensation and/or commitments to provide life insurance coverage or any other similar continuing commitments.

                      (ii) Collective bargaining agreements or any other Contract with any labor union.

                      (iii) Hospitalization or medical insurance or other welfare benefit plans or practices.

                      (iv) Loans to its employees, officers, directors, shareholders or Affiliates.

                      (v) The borrowing or loaning of money to or from any Person or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company, including, but not limited to, any Contract with respect to the Company's indebtedness.

                      (vi)  A guarantee of any obligation.

                      (vii) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal.

                      (viii) Intangible property (including Proprietary Rights).

                      (ix) Warranties with respect to its services rendered or its products sold or leased.

                      (x) Registration or preemptive rights with respect to any securities.

                      (xi) Prohibitions preventing it from freely engaging in any business.

                      (xii) The purchase, acquisition, disposition or supply of inventory and/or other property and assets.

                      (xiii) Employees, independent contractors, consultants, or other agents.

                      (xiv) Sales, commissions, advertising or marketing.

                      (xv) Unconditional purchase or payment obligations.

                      (xvi) Agreements between Seller and customers of the Business.

                      (xvii) All cable television programming and franchise agreements and internet provider agreements entered into by the Business.

                      (xviii) Leases, licenses, easements, rights of way, pole attachment agreements, pole rights agreements, conduit attachment agreements, conduit rights agreements, satellite program carriage agreements, license agreements for joint use of poles and other agreements regarding property rights to earth stations, radio licenses, paging licenses, utility poles, real property, fixtures and other similar items used in the operation of the Business.

                      (xix) The grant or franchise of telephone or cable television franchise rights.

                      (xx) Any investment or subsidiary of the Company, including, but not limited to, those shown on Schedule 2.4 hereto.

                      (xxi) Any other Contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of ten thousand dollars ($10,000).

               (b) Compliance. The Company has performed all Material obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12). Except as disclosed on Schedule 2.12, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by the Company under any Contract to which it is subject. Except as disclosed on Schedule 2.12, the Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject. Except as disclosed on Schedule 2.12, each Contract to which the Company is subject (including, without limitation, those required to be disclosed on Schedule 2.12) is presently in effect, and neither the Company nor, to the Seller's knowledge, any other party to any such Contract has claimed any breach thereof, nor provided any indication of its intent to modify or terminate such Contract prior to its current expiration date.

        Section 2.13 True and Complete Copies. Seller and the Company either have delivered to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement, as well as of all minute books and stock books of the Company and of each of its subsidiaries, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement. Such minute books and stock books are current and contain the true and complete records kept of such companies. Seller and the Company agree to modify Schedule
2.12 within twenty (20) days following the signing of this Agreement to list all Contracts with particularity, including setting forth the terms of any verbal Contracts (including any restrictions upon immediate termination) and the date and parties to any written Contracts, as well as such Contract's expiration date.

        Section 2.14  Title and Related Matters.

               (a) Owned Property. Set forth on Schedule 2.14(a) is a description of all real and personal property owned by the Company. The Company has valid and marketable title to all such property, free and clear of all Liens, except Permitted Liens and those liens shown on Schedule 2.14(a) hereto. All properties used in the Company's business operations as of December 31, 1998 are reflected in the Financial Statements in accordance with and to the extent required by GAAP and, as of the date hereof, are fully set forth on Schedule 2.14(a) hereto. Seller and the Company either have delivered, with respect to any real property owned by the Company, true and complete copies of all deeds, title policies, environmental assessments, surveys, title policies and other title documents relating to such real property, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement. Further, the Company has valid, good and marketable title to each of its investments set forth on Schedule 2.4 hereto, free and clear of all Liens, except as set forth on Schedule 2.14(a) hereto.

               (b) Leased Property. Set forth on Schedule 2.14(b) is a description of all real and personal property leased by the Company. No real or personal property is used by the Company which it does not own or validly lease, except as set forth on Schedule 2.14(b) hereto. Except as otherwise set forth on
Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or, to the Seller's or Company's knowledge, any other Person under any such lease, and neither the Sellers nor the Company have received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been paid through the date of this Agreement. Except as set forth on Schedule 2.14(b), neither the

Sellers nor the Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals. Seller and the Company either have delivered to the Purchaser, with respect to any leased real or personal property, true and complete copies of all such leases and all amendments, supplements thereto or memoranda thereof, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement.

               (c) Compliance with Regulations. Except as set forth on Schedule 2.14(c), the real property owned or leased by the Company and the buildings, structures and improvements included within such real property (collectively, the "Improvements") substantially comply with all applicable restrictions, building ordinances and zoning ordinances and all Regulations of the applicable health and fire departments. No alteration, repair, improvement or other work which could give rise to a Lien has been performed with respect to such Improvements within the last seventy-five (75) days. The Company's owned or leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not, to the Seller's or Company's knowledge, constitute a nonconforming use under any Regulation or Order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Seller's or Company's knowledge, threatened or proposed action or proceeding by any Authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's owned or leased real property.

               (d) Utilities. The real property owned or leased by the Company has access, sufficient for the conduct of the Company's Business as presently conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities used in the operation of the Company's Business as presently conducted. To the Seller's or Company's knowledge, access to all such public roads and utilities will be available after the Closing Date in the same manner and to the same extent as at the Closing Date.

               (e) Condition. Except as set forth on Schedule 2.14(e), since December 31, 1998, the Company has not sold, transferred, leased, distributed or disposed of any of its assets or properties, except for (i) transactions in the ordinary and regular course of business, or (ii) as otherwise consented to in writing by the Purchaser. The Company owns, or has all rights necessary to use, all properties and assets necessary for the conduct of its business as presently conducted. Except as set forth on Schedule 2.14(e), the assets and properties owned or leased by the Company in the conduct of the Business are in good condition (reasonable wear and tear excepted), are suitable for their respective uses, and substantially comply with all applicable Regulations. Further such assets and properties constitute all of the assets and properties necessary for the Company to conduct its Business as now conducted.

        Section 2.15 Litigation. Except as set forth on Schedule 2.15, there is
(a) no Claim pending or, to the Seller's knowledge, threatened against the Company, (b) no Claim by the Company pending or threatened against any Person,
(c) no outstanding Order relating to the Company and (d) no Claim by any Person relating to the Shares.

        Section 2.16  Tax Matters.

               (a) Generally. Except as set forth on Schedule 2.16, Orwell, Communications and all their subsidiaries have timely filed all Federal, state, local and foreign tax reports, returns, information returns and any other documents required to be filed by each (collectively, "Tax Returns") and have duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. Except as set forth on Schedule 2.16, all Taxes through the Closing Date have been fully paid or reserved against on the Unaudited Financial Statements and on the books of Orwell, Communications and all their subsidiaries in accordance with GAAP. All Taxes which are required to be withheld or collected by Orwell, Communications and all their subsidiaries through the Closing Date have been duly withheld or collected (and/or as of the Closing Date will have been duly withheld or collected) and, to the extent required, have been paid to the proper Federal, state, local or foreign authorities or properly segregated or deposited as required by applicable Regulations and/or as of the Closing Date will have been so paid, properly segregated or deposited. There are no Liens for Taxes upon any property or assets of Orwell, Communications nor any of their subsidiaries except for Liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law (all as disclosed on Schedule 2.16 hereto). Except as disclosed on Schedule 2.16, neither Orwell, Communications nor any of their subsidiaries have requested an extension of time within which to file any Tax Return which has not since been filed, and none have waived the statute of limitations on the right of the IRS or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. All Taxes owed by any affiliated group of which Orwell, Communications or any of their subsidiaries has at any time been a member (whether or not shown on any Tax Return) have been, or will be prior to Closing, paid for each taxable period through the Closing Date during which Orwell, Communications or any of their subsidiaries was a member of the affiliated group. Neither Orwell, Communications nor any of their subsidiaries has any liability for the unpaid Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

               (b) Good Faith. All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all Material respects, and, except as disclosed on Schedule 2.16, there is no basis for assessment of any addition to the Taxes shown thereon.

               (c) Claims. Except as disclosed on Schedule 2.16, (i) there are no proceedings, examinations or claims currently pending by any taxing Authority in connection with any Tax Returns described in Section 2.16(a) nor with respect to the periods to which such Tax Returns relate, and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. Except as disclosed on Schedule 2.16, none of the Tax Returns described in Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith) state accurately, in all Material respects, the information requested with respect to Orwell, Communications and their subsidiaries, which information was derived from the books and records of the Company.

               (d) Course of Business. The Company has not taken any action in anticipation of the Closing that would have the effect of deferring any liability for Taxes of Orwell, Communications or any of their subsidiaries to any period (or portion thereof) ending after the Closing Date.

               (e) Withholdings. All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to any relevant taxing Authorities as of the Closing Date have been so withheld, deposited or paid by or on behalf of Orwell, Communications and all of their subsidiaries, as appropriate and/or as of the Closing Date will have been so withheld, deposited or paid.

               (f) Partnerships. Except as disclosed on Schedule 2.16, the Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for Federal income tax purposes. Any tax-sharing agreement between the Company and any other Person shall terminate as of the Closing Date and any such tax-sharing agreement is fully disclosed on
Schedule 2.16 hereto.

               (g) Accounting Method Adjustments. Except as disclosed on
Schedule 2.16, the Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any Regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987.

               (h) Tax Exemptions. None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC, and the Company is not subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner of leased property for Federal income tax purposes.

               (i) Tax Return Reviews. An accurate and complete description of the most recent review, if any, of the Tax Returns of the Company by the IRS or any other taxing Authority is set forth on Schedule 2.16.

               (j) Power of Attorney. Except as set forth on Schedule 2.16 hereto, no power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

               (k) True and Complete Copies. Seller and the Company either have delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its 1993, 1994, 1995, 1996, 1997 and 1998 fiscal years, or will provide the Purchaser with access to such items as provided in
Section 4.11 hereof following the signing of this Agreement.

        Section 2.17 Bank and Brokerage Accounts. Set forth on Schedule 2.17 hereto is a list of all of the bank and brokerage accounts maintained by the Company and the authorized signatories for each such account.

        Section 2.18 Compliance with Applicable Laws, Regulations and Orders. Except as set forth on Schedule 2.18 hereto, the Company, Communications and all their subsidiaries have been and are presently in Material compliance with all laws, ordinances, codes, rules, Regulations and Orders applicable to the conduct of its Business, including, without limitation, all Regulations relating to health, sanitation, fire, zoning, building and occupational safety and cable television signal leakage.

        Section 2.19  Employee Benefit Plans.

               (a) Set forth on Schedule 2.19 hereto is a true and complete list of:

                      (i) each employee pension benefit plan, as defined in
        Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company or the Seller is required to make contributions ("Pension Benefit Plan"); and

                      (ii) each employee welfare benefit plan, as defined in
        Section 3(1) of ERISA, maintained by the Company or to which the Company or the Seller is required to make contributions ("Welfare Benefit Plan").

               The Seller and the Company either have delivered to the Purchaser true and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans"), together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement.

               (b) With respect to the ERISA Plans, except as set forth on Schedule 2.19:

                      (i) there is no ERISA Plan which is a "multi-employer" plan as that term is defined in Section 3(37) of ERISA ("Multi-employer Plan");

                      (ii) no event has occurred or (to the knowledge of the Seller or Company) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under
        Section 4975 of the Code;

                      (iii) each ERISA Plan has operated since its inception substantially in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500 (or 5500-C or 5500-R) and predecessors thereof;

                      (iv) no ERISA Plan is liable for any Federal, state, local or foreign Taxes; and

                      (v) there is no ERISA Plan (and has not been any ERISA Plan at any time during the last five (5) years) which is a defined benefit plan under Section 414(j) of the Code or Section 3(35) of ERISA, and there is no ERISA Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA.

               (c) Except as set forth on Schedule 2.19, each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

                      (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in material compliance with applicable Federal laws;

                      (ii) has been operated, since its inception substantially in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

                      (iii) is not currently under investigation, audit or review by the IRS and (to the knowledge of the Seller or Company) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

               (d) [Intentionally omitted.]

               (e) With respect to each Pension Benefit Plan, Schedule 2.19 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

               (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under ERISA Plans is not expected to exceed approximately $350,000 for the current fiscal year, all of which has been properly accrued or reserved for on the Financial Statements and Unaudited Financial Statements. To the extent required in accordance with GAAP, the Company's Financial Statements reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Financial Statements.

               (g) With respect to the Welfare Benefit Plans:

                      (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

                      (ii) No claims for benefits are in dispute or in litigation.

               (h) Set forth on Schedule 2.19 hereto is a true and complete list of:

                      (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance (including any commitments to provide life insurance coverage, either generally or tailored to any particular employees), severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to; and

                      (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former employee, officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement).


               (i) The Seller and the Company either have provided to the Purchaser true and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.19 ("Compensation Commitments"), together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement. The Seller and the Company either have provided to the Purchaser an accurate and complete written summary with respect to any Compensation Commitment which is unwritten, or will provide the Purchaser with such summary within twenty (20) days of the signing of this Agreement.

               (j) Each Compensation Commitment:

                      (i) since its inception, has been implemented in all material respects in accordance with its terms;

                      (ii) is not currently under investigation, audit or review by the IRS or any other Federal or state agency and (to the knowledge of the Sellers and Company) no such action is contemplated or under consideration;

                      (iii) has no liability for any Federal, state, local or foreign Taxes;

                      (iv) has no claims subject to dispute or litigation;

                      (v) has met all applicable requirements, if any, of the Code; and

                      (vi) has been implemented since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

        Section 2.20 Intellectual Property. Schedule 2.20 sets forth a complete and accurate list of the Proprietary Rights owned or used by the Company. The Company has no written documents relating to the Company's ownership or use of the Proprietary Rights other than as listed on Schedule 2.20. No other Person has any rights to such Proprietary Rights, except pursuant to agreements or licenses specified on Schedule 2.20. To the Seller's and Company's knowledge, no other Person is infringing, violating or misappropriating any such Proprietary Right. If necessary, the Company owns or holds valid licenses to use all Proprietary Rights used in the operation of its business as presently conducted and proposed to be conducted, with all such licenses being specified on Schedule 2.20.

        Section 2.21 Environmental Matters. The Company has obtained all Environmental Permits required in connection with the operation of its business. The Company is and has been, and is capable of continuing to be in compliance in all respects with (i) the terms and conditions of all such Environmental Permits and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables of any applicable Environmental Law or Regulation, Order, code, plan, decree, judgment, injunction or demand letter issued, entered, promulgated or approved thereunder. The Company currently possesses and maintains such Environmental Permits in its name, and no amendments or modifications to such Environmental Permits or filings with any permitting Authority are required to permit the acquisition of the Company Capital Stock as contemplated hereby. In addition, except as set forth on Schedule 2.21:

               (a) Generally. No notice, notification, demand, request for information, citation, summons or Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Seller's and Company's knowledge, threatened by any Authority or other entity with respect to the Company relating to any Environmental Permit, license or authorization required in connection with the conduct of the business of the Company or with respect to the generation, treatment, storage, recycling, transportation, disposal or Release of any substance regulated under Environmental Laws ("Hazardous Materials").

               (b) Property. Except as set forth on Schedule 2.21:

                      (i) The Company has not handled any Hazardous Material on any property now or previously owned or leased by the Company.

                      (ii) No PCB or asbestos is or has been present at any property now or previously owned or leased by the Company.

                      (iii) There are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company.

                      (iv) There has been no Release of Hazardous Materials at, on or under any property now or previously owned or leased by the Company.

               (c) Transportation. The Company has not (i) transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations or (ii) stored, treated, transported or disposed, or arranged for storage, treatment, transport or disposal of any Hazardous Materials, other than in compliance with Environmental Law.

               (d) Notification of Release. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company, and no property now or previously owned or leased by the Company is listed or, to the Seller's and Company's knowledge, proposed for listing on the National Priorities List under CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

               (e) Liens. There are no Liens arising under or pursuant to any Environmental Laws on any of the real property owned or leased by the Company, and no government actions have been taken or, to the Seller's and Company's knowledge, are threatened which could subject any of such properties to such Liens. The Company is not required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

               (f) Site Assessments. Except as set forth on Schedule 2.21, there have been no Phase I or Phase II environmental site assessments conducted by or which are in the possession of the Sellers or the Company in relation to any property or facility now or previously owned or leased by the Company.

        Section 2.22 Capital Expenditures and Investments. The Company has no outstanding Contracts or commitments for capital expenditures and investments, except as set forth on Schedule 2.22 attached hereto, which Schedule includes a list of all disbursements on account of capital expenditures and investments by the Company since December 31, 1998. There has been no order or ruling from the PUCO or any other regulatory body and, to the Seller's and Company's knowledge, none is threatened or expected by the Company requiring or recommending that the Company undertake any capital expenditures or investments.

        Section 2.23 Dealings with Affiliates. Schedule 2.23 sets forth a complete and accurate list of all oral or written Contracts between the Company and any one or more of its Affiliates. Except as set forth on Schedule 2.23, since December 31, 1998, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee except for the payment of employee salaries in the ordinary course of business.

        Section 2.24 Insurance. The Company currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the business of the Company, descriptions of which policies, including the names of the insurer and the insured, the amount of premiums, and the types and amounts of coverage, are set forth on Schedule 2.24. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable Regulations and (ii) all Contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.24, there are no pending or, to the Seller's or Company's knowledge, threatened claims under any policy relating to the Company. Also set forth on Schedule 2.24 is a true and complete listing of any and all claims made by the Company under any policy since December 31, 1995.

        Section 2.25 Commissions. There are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller, the Company, or any of their Affiliates.

        Section 2.26  Permits and Reports.

               (a) Generally. Schedule 2.26 hereto sets forth a list of all permits, licenses, registrations, certificates, franchises, Orders, approvals or other authorizations from any Authority or other Person including, without limitation, the FCC and the PUCO and the municipalities of Orwell Village, Leipsic Village, Pandora Village, Gilboa Village, Continental Village, Miller City Village, Oakwood Village, Melrose Village, and West Leipsic, Ohio and such other municipalities and townships set forth on Schedule 2.26 hereto, ("Permits") issued to or held by the Company in connection with its operations, the Orwell Business, the Exchange or the Communications Business. Such Permits are the only Permits that are required for Orwell and Communications to conduct its business as presently conducted and proposed to be conducted. Each such Permit is in full force and effect, and the Company has not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and each of the Company and the Seller is not aware of any reason not set forth in said Permit why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. No other Person is currently operating or providing cable television or telephone service within the Orwell or Communications cable television franchise area or telephone exchange area and, to the Seller's and Company's knowledge, no Person is anticipating or contemplating doing so. Except as set forth on Schedule 2.26, no authorization, consent or notification of or filing with any Authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by Orwell and Communications will continue in full force and effect following the Closing Date. Except as set forth on Schedule 2.26, (i) all returns, reports, applications, statements and other documents required to be filed by the Company with the FCC, the PUCO and any other regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law (details of such extensions, if any, are set forth on Schedule 2.26 hereto) and are true and complete in all material respects, and (ii) all reporting requirements of the FCC, the PUCO and other regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all material respects. A listing of all radio licenses, earth stations and/or other FCC regulated activity is set forth on Schedule 2.26 hereto. A listing of all returns, reports, applications, statements and other documents filed by the Company within the past three (3) years with the FCC, the PUCO and any other regulatory or governmental authority (including taxing authorities) or municipality is attached hereto as Schedule 2.26; the Seller and the Company either have provided true and complete copies of all such returns, reports, applications, statements and other documents set forth on Schedule 2.26 to Purchaser, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement. To the Seller's and Company's knowledge, the transactions contemplated by this

Agreement shall not cause the Exchange's cost study area to change. Orwell is currently an average schedule company and neither the Company nor the Seller know of any reason such average schedule company status should not continue to be available to the Company after the Closing Date. There are currently no restrictions imposed by any Authority upon the Company's rights to declare dividends or make distributions, other than such restrictions as may arise in connection with the Company's indebtedness to the Rural Electrification Administration and/or the Rural Telephone Bank.

               (b) Cable Television Business. Without limiting the foregoing, the Sellers hereby expressly represent and warrant, with respect to all of the Company's cable television ("CATV") business, that except as set forth on
Schedule 2.26 hereto:

                      (i) each CATV system operated by the Company is in full compliance with all of the material requirements of its current franchise;

                      (ii) no franchise authority has notified the Company that any existing CATV system operated by the Company is in violation of any of the terms of its present franchise, or that the quality of service provided with respect to such CATV system has not been reasonable;

                      (iii) the Company has not received notice or any form of correspondence from or on behalf of the FCC regarding failure to properly file FCC Form 320 signal leakage reports with respect to any CATV system operated by the Company;

                      (iv) all of the CATV systems operated by the Company are in full compliance with the FCC's aeronautical band usage notice requirements; have filed complete and correct FCC Form 320 signal leakage reports for each year in which such report was required, including, without way of limitation, the years 1998, 1997, 1996 and 1995; are in full compliance and shall remain in full compliance through the Closing with all applicable FCC signal leakage standards and requirements;

                      (v) the Company's semi-annual Copyright Statements of Account for 1995, 1996, 1997, 1998 and 1999 (the February filing) have all been filed in a timely fashion, and all appropriate royalty fees (as well as all interest penalties) have been properly computed and paid;

                      (vi) All of the CATV systems operated by the Company are in substantial compliance with any and all "must carry" and or "retransmission consent" requirements pursuant to the 1992 Cable Act and/or applicable FCC rules and regulations, and there are no lawsuits, FCC complaints or other proceedings pending, or, to the Seller's knowledge, threatened or likely to be initiated against any such CATV system with respect to alleged violations of such requirements; and

                      (vii) with respect to each CATV system operated by the Company which currently serves one thousand (1,000) or more subscribers, all technical tests required by the FCC for such system have been performed, and such CATV system is in substantial compliance with all applicable technical standards and requirements.

        Section 2.27 Absence of Undisclosed Liabilities. The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.19 hereof or liabilities for Taxes (as defined in Section 2.16 hereof) or liabilities for under-reporting, under-billing or under-collection of revenues or underpayment of revenues to a third party or liabilities relating to investments or subsidiaries, except for (i) liabilities stated or reserved against in the Financial Statements and the Unaudited Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Financial Statements and the Unaudited Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on Schedule 2.27 hereto. All obligations and liabilities relating in any way to the Company's investments and subsidiaries (including future capital contributions or guaranty commitments) are set forth on Schedule 2.4 hereto, setting forth the maximum amount of the Company's potential obligations and the expected payment schedule therefor. Except as disclosed on Schedule 2.12 hereto, the Company is not a party to any Contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement which has, or can reasonably be expected to have, a Material Adverse Effect. Any and all long term obligations and liabilities of the Company as of the date hereof are set forth on Schedule 2.27 hereto.

        Section 2.28 Year 2000 Compliance. The Company has (a) initiated a review and assessment of all areas within its Business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, including and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date implemented that plan in accordance with that timetable. The Sellers and the Company reasonably believe that all computer applications that are material to the Company's Business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before, including and after January 1, 2000. The Seller and Company either have provided a true and complete copy of such plan and timeline to Purchaser, or will provide the Purchaser with access to such items as provided in Section 4.11 hereof following the signing of this Agreement.

        Section 2.29 Disclosure. Neither this Agreement nor any of the attachments, Schedules, Exhibits, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Seller or the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits any material fact necessary to make each statement contained herein or therein not misleading.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Seller as follows:

        Section 3.1 Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing with perpetual duration under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted and proposed to be conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified.

        Section 3.2 Authorization. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of

Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

        Section 3.3 No Violation. Except as set forth on Schedule 3.3 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Purchaser or its capital stock (except upon the Shares as part of Purchaser's financing of this transaction) or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to (i) the charter or by-laws of the Purchaser, (ii) any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), (iii) any Order to which the Purchaser is subject, or (iv) any Contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

        Section 3.4 Investment Intent. The Purchaser represents and warrants to the Seller that it is purchasing the Company Capital Stock for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act of 1933, as amended, or the Regulations thereunder or under any other applicable securities laws.


                                   ARTICLE IV

                     COVENANTS OF THE SELLER AND THE COMPANY

        Subject to the provisions of Section 4.14 hereof, from and after December 31, 1998 until the Closing Date, each of the Seller and the

Company agree that they shall have acted and shall act, or refrain from acting where so required, to comply (and in the case of the Seller, to cause the Company to comply) with the following (the term "Company" as used in this
Article IV shall mean and include Orwell, Communications and any and all of their subsidiaries and Affiliates):

        Section 4.1   Regular Course of Business.

               (a) Generally. The Company shall operate its business diligently and in good faith, consistent with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and Contracts in effect without change except as expressly provided herein and shall comply with the provisions of all Regulations, Orders and Permits applicable to the Company and the conduct of its business. The Company shall comply, without modification, with all Contracts and commitments relating to capital expenditures as set forth on Schedule 2.22. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1998.

               (b) Compensation. The Company shall not hire any employee and shall not grant any increase in the compensation of any employee, officer, board member, consultant or independent contractor.

               (c) Insurance. The Company shall maintain current its insurance policies with the coverage and in the amounts set forth on Schedule 2.24.

               (d) Claims. The Company shall promptly notify the Purchaser of any Claims that may be commenced against it, as well as of any threatened, suspected or expected Claims of which the Company or the Seller may be aware.

               (e) Supplement. From time to time prior to the Closing Date, the Seller shall promptly notify the Purchaser of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto.

        Section 4.2 Amendments. No change or amendment shall be made to the charter or by-laws of the Company, and the Company shall not merge into or consolidate with any other Person or change the character of its Business.

        Section 4.3 Capital Changes. Except as otherwise provided in Section 1.3 hereof, the Company shall not issue, sell, purchase or redeem any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not pledge or otherwise encumber any shares of its capital stock, nor shall the Company allow the transfer of any shares of its capital stock on its stock transfer ledger or other books and records, other than a transfer of shares of Company Capital Stock from the Seller to an Affiliate of the Seller.

        Section 4.4 Dividends. Except as otherwise provided in Section 1.3 hereof and except as set forth on Schedule 2.4 hereto, the Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, other than in such amounts as were paid in 1998, computed on a pro rata basis for the year. Upon any such dividend or distribution payment, Purchaser shall be advised in writing.

        Section 4.5 Capital Expenditures. The Company shall not make any capital expenditures, or commitments with respect thereto, except as provided on
Schedule 2.22. Except as disclosed on Schedule 2.4, the Company shall not make or accept any loan or advance to or from any of its Affiliates or Affiliates of the Seller.

        Section 4.6 Borrowing. The Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Financial Statements or the Unaudited Financial Statements delivered to Purchaser prior to the date hereof, except for amounts not to exceed ten thousand dollars ($10,000) in the ordinary course of business. Further, the Company shall not incur, assume or guarantee any indebtedness or obligation of any of its subsidiaries or investments or Affiliates.

        Section 4.7 Property. The Company shall not sell, transfer, or dispose of any of its assets and properties, other than in the ordinary course of business, or allow any of its assets and properties to become subject to a Lien.

        Section 4.8 Other Commitments. Except as set forth in this Agreement or permitted in writing by the Purchaser from and after the date hereof, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

        Section 4.9 Interim Financial Information. From and after the date hereof, the Company shall deliver to the Purchaser a copy of its internal monthly Unaudited Financial Statements within forty-five (45) days after the end of each month.

        Section 4.10  Consents and Authorizations.

               (a) Generally. Except as otherwise provided in Section 5.1 hereof, the Seller and the Company shall, promptly after the end of the investigation period described in Section 7.15 hereof, commence efforts to obtain the consents, waivers and authorizations listed on Schedules 2.3 and
2.26. Except as otherwise provided in Sections 5.1 and 7.15 hereof, the Seller and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

               (b) Primary Responsibility. The Seller shall, at Seller's expense (including the Seller's payment of filing fees, attorney fees and other associated expenses), have primary responsibility for and shall manage the process of obtaining, with the Purchaser's assistance, the approval of the FCC and/or any other state or local authority necessary with respect to the transfer of the LMDS licenses referred to in Section 1.3(b) and Schedule 2.3 hereto.

        Section 4.11 Access. Each of the Sellers and the Company shall afford to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access during normal business hours to the Company's plants, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company and shall assemble any such documents in a central location at the Company as Purchaser shall reasonably request. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser or its lender shall from time to time reasonably request.

        Section 4.12 Notice of Transfer. Each of the Sellers and the Company shall cooperate in providing any required notices to the appropriate Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Permits).

        Section 4.13 Payment of Stamp Tax. All transfer (including any real estate transfer tax), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by the Seller and the Purchaser when due, and the parties will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

        Section 4.14 Disclosure. To the extent the Company shall have taken any actions contrary to any of the covenants set forth in this Article IV, from and after December 31, 1998 and prior to the date hereof, such actions are set forth on Schedule 4.14 hereto. From and after the date hereof, the Company shall not take any actions contrary to any of the covenants set forth in this Article IV without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

        Section 4.15 Cooperation with Purchaser. Each of the Sellers and the Company shall cooperate with Purchaser as shall be necessary for Purchaser to consummate this transaction and to obtain financing therefor, including giving reasonable access during normal business hours to the Company's properties and business records as shall be necessary for Purchaser to, among other things, obtain surveys of the real property, title commitments with respect to the real property and/or environmental assessments.


                                    ARTICLE V

                           COVENANTS OF THE PURCHASER

        Section 5.1   Consents and Authorizations.

               (a) Generally. The Purchaser shall, promptly after the end of the investigation period described in Section 7.15 hereof, commence efforts to obtain the consents, waivers and authorizations listed on Schedule 3.3. The Purchaser shall diligently pursue and use its best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

               (b) Primary Responsibility. Purchaser shall, at its expense (including the Purchaser's payment of filing fees, attorney fees and other associated expenses), have primary responsibility for and shall manage the process of obtaining, with the Sellers' and the Company's assistance, all consents and approvals required to carry out the transactions contemplated by this Agreement, whether from any local, state or Federal Authority or otherwise, other than the approval of the FCC and/or any other state or local authority necessary with respect to the transfer of the LMDS licenses referred to in Section 4.10(b) hereof. Purchaser acknowledges and agrees that the Sellers and/or the Company shall retain the right to act independently of Purchaser with respect to efforts to obtain such consents and approvals for which Purchaser has primary responsibility and process management responsibility hereunder; provided, however, that any expenses (including filing fees, attorney fees and other associated expenses) attributable to any such independent action shall be paid by the Sellers.

        Section 5.2 Employees. Purchaser shall cause the Company to continue to employ the following employees of the Company after the Closing for at least three (3) years thereafter absent grounds to terminate such employee(s) for cause (as cause is defined in such employee's employment agreement with the Company):

                                    Gwenn P. Maguire
                                    Timothy A. Pokorny
                                    James L. Holl

        Section 5.3 Extension of Purchaser Plan Coverage to Company Employees. As soon as practicable after the Closing, the Purchaser shall take such action as is necessary and appropriate to extend coverage under its then existing defined contribution profit-sharing plan qualified under Sections 401(a) and 401(k) of the Code maintained and established by the Purchaser ("Purchaser's Plan"), as such Plan shall be amended or modified from time to time, to those employees of the Company as at Closing who remain employees of the Company or become employees of the Purchaser or one of its Affiliates after the Closing. Under Purchaser's Plan, the Company's employees shall be credited with service for eligibility and vesting since their date of original hire with the Company, as such service credits are set forth for each of the Company's continuing employees on Schedule 5.3 hereof.


                                   ARTICLE VI

                                OTHER AGREEMENTS

        The parties hereto further agree as follows:

        Section 6.1 Agreement to Defend. In the event any claim of the nature specified in Section 7.4 or Section 8.3 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

        Section 6.2 Further Assurances. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts,
(b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Regulations or in connection with any Permits,
(c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

        Section 6.3 Consents. Without limiting the generality of Section 6.2, on the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to obtain all waivers, Permits, authorizations, consents and approvals of, or notice to, all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

        Section 6.4 No Solicitation or Negotiation. Unless and until this Agreement is terminated, neither the Seller nor the Company shall, and each shall use best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

        Section 6.5 No Termination of the Obligations by Subsequent Dissolution. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article VI, shall not be terminated by the dissolution of such party, whether by operation of law, Regulations or otherwise.

        Section 6.6 Public Announcements. Prior to the Closing Date, no party hereto nor any Affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required to obtain the consents, waivers and authorizations listed on Schedules 2.3, 2.26 and 3.3 and in connection with the Purchaser's financing of the transactions contemplated hereby, without the other parties' prior written consent. Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both Seller and the Purchaser, which approval shall not be unreasonably withheld; provided, however, that either party may withhold such approval in its sole discretion with respect to any of the foregoing which discloses any of the financial terms of this transaction. Prior to the Closing Date, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, prior to the Closing Date or except as otherwise required by law or in connection with a securities offering, no party hereto will disclose the Purchase Price or the manner in which the Purchase Price is calculated, without the prior written consent of the Purchaser and Seller.

        Section 6.7   Records and Information.

               (a) Retention of Records. Except as otherwise required by Regulation or agreed to in writing, each of the Seller and the Purchaser shall retain, and shall cause its Affiliates to retain, for a period of at least four
(4) years, or the period required by applicable Regulation, following the Closing Date, all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") relating to the Company, Communications and all subsidiaries and Affiliates thereof.

               (b) Access to Information. From and after the Closing Date, the Seller shall afford to the Purchaser and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the Seller's possession relating to the Company, insofar as such access is reasonably required by the Purchaser. Similarly, the Purchaser shall afford to the Seller and its authorized accountants, counsel, and other designated representatives reasonable access (including reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Purchaser's possession relating to the Company, Communications and all subsidiaries and Affiliates thereof and/or their businesses as conducted prior to the Closing Date, insofar as such access is reasonably required by the Seller.

               (c) Provisions of Corporate Records. The Seller shall arrange, as soon as practicable following the Closing Date, to the extent not previously delivered in connection with the transactions contemplated herein, for transportation at the Company's cost to the Purchaser of the records, if any, in the Seller's possession relating to the Company, the corporate minutes books, stock ledgers and certificates and corporate seals of the Company, and all Contracts and litigation files relating to the Company, except to the extent (i) such items are already in the possession of any of the Purchaser or the Company or (ii) it is necessary or appropriate for the Seller to retain such records for use in preparation of Tax Returns or otherwise under the provisions hereof. The Seller may make and retain copies of all or any such records or documents at their expense.

               (d) Witnesses. At all times from and after the Closing Date, each of the Seller and the Purchaser shall use reasonable efforts to make available to the other, upon written request, its and its Affiliates' officers, directors, employees and agents as witnesses to the extent that such Persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved, at no cost; provided, however, that a party producing such witnesses shall be entitled to receive from the requesting party, upon presentation therefor, payment for such out-of-pocket costs and disbursements as may be reasonably incurred in producing such witnesses.

        Section 6.8   Insurance Policies and Claims Administration.

               (a) Insurance Coverage Prior to the Closing Date. On the terms and subject to the conditions of this Agreement, Seller shall be responsible for the administration of all claims under the Company's insurance policies relating to periods prior to the Closing Date. If any claim is asserted against the Company relating to periods prior to the Closing Date, Sellers shall, if requested by the Purchaser, promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier, and the Purchaser shall, and shall cause the Company to, provide reasonable cooperation and assistance to Sellers in asserting and pursuing such coverage. In particular, the Purchaser shall, upon request by Sellers, cause the Company to file all necessary claims and take all such other action as may reasonably be requested by Sellers to pursue such coverage. As between Sellers, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except to the extent Sellers have previously provided indemnification therefor to the Purchaser or the Company under this Agreement. If the Purchaser shall pursue coverage and payment for any claim relating to periods prior to the Closing Date on behalf of the Company, then Sellers shall provide reasonable cooperation and assistance to the Company and the Purchaser.

               (b) Insurance Coverage After the Closing Date. Each party shall be responsible for establishing and maintaining its own property and casualty insurance (including, without limitation, primary and excess general liability, automobile, workers' compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for the activities and claims of such party and its Affiliates on and after the Closing Date; provided, however, the Purchaser shall, if it so desires, continue the Company's policies in place as at the Closing Date and the Sellers shall be obligated to obtain new insurance policies on any of the operations and assets distributed to any of them as Zenz Transaction Assets as provided herein.

        Section 6.9   Other Tax Matters.

               (a) Tax Returns. The Purchaser, the Sellers, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within ten (10) days following the Closing, the Sellers shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information), if any, which are in the possession of the Sellers and which relate to any Taxes of the Company for any taxable period through the Closing Date. Prior to the delivery of the materials described in the preceding sentence, the Sellers shall cooperate with the Purchaser in providing access to such materials as is reasonably required by the Purchaser. To the extent any such records are in the possession of the Company at the Closing Date, such records shall remain on the Company's premises.

        The parties hereto agree that the Sellers shall prepare or cause to be prepared and pay (but only to the extent not fully paid or reserved against on the Financial Statements or Unaudited Financial Statements) all Taxes arising therefrom, all Tax Returns for the Company for the periods ending on or before the Closing Date and for all Taxes imposed against or attributable to the Sellers arising as a result of the transactions contemplated by this Agreement. Upon mutual agreement between the Sellers and the Purchaser, the Company may prepare any such required Tax Returns. Purchaser shall prepare, and pay or cause the Company to pay all Taxes arising therefrom, all Tax Returns for the Company for the periods ending after the Closing Date.

               (b) Information. The Purchaser and the Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement.

        Section 6.10 Profit-Sharing Plan/COBRA Coverage. Prior to Closing, the Seller shall amend (or cause to be amended) the 1989 Amended and Restated Profit-Sharing Plan and Trust of The Orwell Telephone Company (the "Plan") to provide that those eligible employees who are employed by the Company on the day prior to Closing shall be entitled to an allocation of the 1999 contribution to the Plan, based on compensation earned during the entire Plan Year. The Seller and the Purchaser shall cooperate to ensure that proper allocations are accomplished for the 1999 Plan Year (with the Company contribution for the 1999 Plan Year not to exceed an aggregate amount of $140,000 without Purchaser's prior written consent). It is Purchaser's understanding that the Company has heretofore prepaid the 1999 contribution to the Plan.

               Purchaser agrees that no administrative expenses related to the Plan for the Plan Year ending December 31, 1999 shall be paid out of the Plan. To the extent not inconsistent with ERISA, Purchaser also agrees that the current Trustees of the Plan shall continue to serve as Trustees until completion of the December 31, 1999 Plan accounting and that Purchaser shall take no steps to remove such Trustees prior to completion of such accounting.

               To the extent the Company's insurance carrier as at the Closing Date will not provide COBRA continuation coverage for persons not employed by the Company after the Closing, the Purchaser or the Company shall make available COBRA continuation coverage for all employees or former employees of the Company, and their qualifying beneficiaries, whose qualifying event occurred prior to or in connection with the transactions contemplated by this Agreement, in accordance with applicable law. Purchaser has provided Seller with copies of its health insurance documents and related summary plan descriptions.


                                   ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

        The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Purchaser:

        Section 7.1 Representations and Warranties. The representations and warranties of the Sellers and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Seller and the Company shall have performed and complied in all material respects with all Contracts, agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Sellers shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties and all Schedules hereto as accurate on the Closing Date as on the date originally given. The Seller shall deliver to the Purchaser and the Company, as the case may be, all of the certificates, stock powers and other documentation referenced in Section 9.2 hereof, evidencing the transfer to the Purchaser and the Company, as the case may be, of clear title to all of the shares of Company Capital Stock and thereby to all of the shares of the Communications Capital Stock at the Closing, all in form and substance satisfactory to the Purchaser and its counsel in their sole discretion.

        Section 7.2 Consents and Approvals. The Seller, the Company and the Purchaser shall have obtained all final consents, approvals, Orders, qualifications, licenses, Permits, cable television franchise agreement renewals, regulatory approvals (including but not limited to any necessary consent, approval, exemption or notice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and any other authorizations whether specified on Schedules 2.3, 2.26 and 3.3 hereto or not and shall have given all notices, required by all applicable Regulations, Orders and Contracts binding on any of the Seller, the Company or the Purchaser or any of their respective properties and assets, all with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the Business of the Company in the same manner after the Closing Date as before the Closing Date. Except for the obtaining of such consents and approvals from, and the giving of notice to, such Authorities as set forth above, the obligations of the Purchaser under this Agreement shall not be contingent upon or subject to the Purchaser obtaining financing for the transactions contemplated by this Agreement.

        Section 7.3 No Material Adverse Change. There shall have been no Material Adverse Change in the business, properties, Financial Statements, Unaudited Financial Statements, Schedules to this Agreement, business prospects, financial condition or results of operations of the Company since December 31, 1998 through the Closing Date. The Purchaser shall have received a certificate, dated the Closing Date, from the Seller, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

        Section 7.4 No Proceeding or Litigation. No Order or Regulation shall be in effect and no litigation shall have been consummated or threatened which would prevent the consummation of the transactions contemplated hereby.

        Section 7.5 Secretary's Certificate. The Purchaser shall have received a certificate, signed by the Secretary of Orwell and Communications dated the Closing Date, as to the charter (attaching a Secretary of State certified copy thereof, with all amendments) and by-laws of Orwell and Communications and the resolutions adopted by the shareholders and directors of Orwell and Communications in connection with this Agreement in a form reasonably satisfactory to the Purchaser.

        Section 7.6 Certificates of Good Standing. At the Closing, the Company shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of Orwell, Communications and each of their subsidiaries in their respective jurisdictions of incorporation and in each jurisdiction in which each is qualified to do business as a foreign corporation as of a date not more than fifteen (15) days prior to the Closing Date.

        Section 7.7 Opinion of Seller's Counsel. Seller shall deliver at Closing an opinion of counsel to the Seller addressed to Purchaser and Purchaser's lender in substantially the form attached hereto as Exhibit 7.7.

        Section 7.8 Noncompetition Agreements. The Seller and Company shall have caused Ann Pokorny, individually and in her capacity as Trustee of the A. Pokorny Trust, and Donald Pokorny, individually and in his capacity as Trustee of the D. Pokorny Trust, to enter into the Noncompetition Agreements in substantially the form attached hereto as Exhibit 7.8.

        Section 7.9 Employment Agreement. The Seller and Company shall have caused Gwenn P. Maguire, Timothy A. Pokorny and James L. Holl to enter into the Employment Agreements in substantially the form attached hereto as Exhibit 7.9.

        Section 7.10 Resignations. The Seller shall have caused all directors and officers of Orwell, Communications and all of their subsidiaries to have resigned.

        Section 7.11 Other Documents. The Purchaser shall have been furnished with such other and further documents and certificates, including certificates of the Seller, Orwell's and Communications' officers, directors and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

        Section 7.12 Liens. The Seller shall have removed all Liens on the Shares and/or on the assets and properties of the Company other than Permitted Liens.

        Section 7.13 Delivery of Minute Books. The Seller shall deliver at Closing all original outstanding share certificates, minute books, corporate seals and stock transfer records of Orwell, Communications and of all their direct and indirect subsidiaries, as well as original evidence of all their respective investments.

        Section 7.14 Delivery of Financial Statements. The Seller shall deliver Unaudited Financial Statements to the Purchaser on a monthly basis from and after the date hereof as soon as such Unaudited Financial Statements shall have been prepared and as provided in Section 4.9 hereof.

        Section 7.15 Satisfactory Investigation. Assuming full cooperation from the Seller and the Company (which shall include Seller granting Purchaser's requests for particular days for on-site due diligence visits, as well as prompt delivery of such due diligence documents and information as Purchaser may reasonably request), no later than thirty-seven (37) days from the date of this Agreement, the Purchaser shall have determined (in its sole discretion, acting in good faith), after consideration of the Schedules delivered by Seller as provided herein and the documents and other information set forth therein, and after the Purchaser and its representatives shall have completed the investigations of the affairs of the Company contemplated by Section 4.11 hereof, that the information revealed by such Schedules and documents or discovered by the Purchaser or its representatives during such investigations is not Materially at variance with the purported financial condition, or the business, assets, properties, liabilities, results of operations, or earnings of the Company as represented to the Purchaser by the Seller prior to the execution of this Agreement ("Material Variances") and/or that the business prospects of the Company and/or the regulatory climate for the Company's business are favorable. Upon Purchaser's determination that there are no such Material Variances and that the Company's business prospects and the regulatory climate are favorable, Purchaser shall notify Seller in writing of its desire to proceed with the transactions contemplated herein within ten (10) days of Purchaser's determination (but no later than forty (40) days from the date of this Agreement, and Purchaser shall promptly thereafter commence to obtain all necessary consents, waivers and authorizations described in Section 5.1 hereof. In the event Purchaser does not notify the Seller within forty (40) days from the date of this Agreement either of its desire to proceed pursuant to this
Section 7.15 or of an unsatisfactory investigation pursuant to Section 10.1(f) hereof, then Purchaser shall be deemed to have determined that there are no Material Variances and/or no unfavorable climate and to have notified Seller of Purchaser's desire to proceed with the transactions contemplated herein. Notwithstanding anything to the contrary herein, if the Purchaser makes an unreasonable determination that there are Material Variances and/or an unfavorable climate and terminates this Agreement as provided in Section 10.1(f) hereof, then the Purchaser shall promptly pay to the Seller the Seller's out-of-pocket fees, including, without limitation, legal fees and expenses incurred in connection with the transaction contemplated hereby plus the additional amount of $25,000.

        Section 7.16 Cable Television Franchise Agreements Renewal. All cable television franchise agreements described on Schedule 2.26 shall have been renewed or extended, if necessary, so that each has an expiration date at least ten (10) years from and after the Closing Date.


                                  ARTICLE VIII

                          CONDITIONS TO THE OBLIGATIONS
                                  OF THE SELLER

        The obligations of the Seller under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by
Seller:

        Section 8.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. An officer of the Purchaser in his capacity as such shall have delivered to the Seller a certificate, dated the Closing Date, in a form reasonably satisfactory to the Seller, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given.

        Section 8.2 Consents and Approvals. The Purchaser, the Seller and the Company shall have obtained all final consents, approvals, Orders, qualifications, licenses, Permits, regulatory approvals, (including but not limited to any necessary consent, approval, exemption or notice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976), and other authorizations, whether specified on Schedules 2.3, 2.26 and 3.3 hereto or not and shall have given all notices, required by all applicable Regulations, Orders and Contracts binding on the Purchaser, the Seller or the Company or any of their respective properties and assets, all with respect to the execution, delivery and performance of this Agreement.

        Section 8.3 No Proceeding or Litigation. No Order or Regulation shall be in effect and no litigation shall have been consummated or threatened which would prevent the consummation of the transactions contemplated hereby.

        Section 8.4 Secretary's Certificate. The Seller shall have received a certificate, signed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and by-laws of the Purchaser and the resolutions adopted by the directors of the Purchaser in connection with this Agreement in a form reasonably satisfactory to the Seller.

        Section 8.5 Opinion of Purchaser's Counsel. Purchaser shall deliver at Closing an opinion of counsel to Purchaser addressed to Seller in substantially the form attached hereto as Exhibit 8.5.


                                   ARTICLE IX

                                     CLOSING

        Section 9.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on or before November 1, 1999 (or on such date either before or after November 1, 1999 as the parties hereto shall mutually agree, which shall be on the first day of the month which date is at least ten (10) days after receipt of all PUCO, FCC, Hart-Scott-Rodino, municipal and other approvals required as a precondition to Closing) (the "Closing Date") in the offices of the Seller's counsel; provided, that the Closing shall occur as soon as practicable after the satisfaction of the conditions contained in Articles VII and VIII hereof.

        Section 9.2 Closing Date Payment and Receipt of Shares. On the Closing Date, (i) the Seller will assign and transfer to the Purchaser and the Company, as the case may be, good and valid title in and to the Company Capital Stock, free and clear of all Liens, by delivering to the Purchaser and the Company, as the case may be, stock certificates representing the Company Capital Stock, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached, and the Company shall deliver stock certificates representing the Communications Capital Stock; (ii) the Purchaser shall, by wire transfer of same-day funds, deposit in an escrow account the amount of Two Million Dollars ($2,000,000), all as provided in Section 11.2 hereof; (iii) the Purchaser shall, by wire transfer of same-day funds, pay to the Seller the amount of the Purchase Price for the shares of Company Capital Stock set forth in Section 1.2 hereof, less the Escrow Funds; (iv) the Company shall transfer and/or assign the Zenz Transaction Assets and Zenz Transaction Liabilities to the Seller as set forth in Section 1.3 hereof; and (v) the parties shall deliver to each other the documents required under this Agreement to be delivered at or prior to the Closing.


                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

        Section 10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

               (a) Mutual Consent. By mutual written consent of the Purchaser and the Seller.

               (b) Seller's Failure to Perform. By the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been reasonably satisfied (and remain so unsatisfied for more than thirty (30) days after the Purchaser has notified the Seller in writing thereof) or if either the Seller or the Company is otherwise in default in any Material respect under this Agreement (and remains in default for more than thirty (30) days after the Purchaser has notified the Seller in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Purchaser (on reasonable grounds) that either the Seller or the Company will be unable to satisfy one or more of the representations and warranties in Article II hereof or one or more of the covenants or agreements in Articles IV, VI or VII hereof,

               (c) Purchaser's Failure to Perform. By the Seller if as of the Closing Date any of the conditions specified in Article VIII hereof have not been reasonably satisfied (and remain so unsatisfied for more than thirty (30) days after the Seller has notified the Purchaser in writing thereof) or if the Purchaser is otherwise in default in any Material respect under this Agreement (and remains in default for more than thirty (30) days after the Seller has notified the Purchaser in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Seller (on reasonable grounds) that the Purchaser will be unable to satisfy one or more of its representations and warranties in Article III hereof or one or more of the covenants or agreements in Articles V, VI or VIII hereof.

               (d) Failure to Close by December 31, 1999. By either party in the event the Closing has not occurred by December 31, 1999, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement.

               (e) Material Adverse Change. By the Purchaser if a Material Adverse Change shall be shown (in the reasonable discretion of Purchaser, acting in good faith) in any of the Unaudited Financial Statements delivered after the date hereof or otherwise and written notice of termination of this Agreement shall have been given by the Purchaser to the Seller within thirty (30) business days of Purchaser's receipt of such Unaudited Financial Statements.

               (f) Unsatisfactory Investigation. By the Purchaser if Purchaser shall have determined pursuant to Section 7.15 hereof that a Material Variance exists or that an unfavorable climate exists and that it does not desire to proceed with the transactions contemplated herein and written notice of termination of this Agreement shall have been given by the Purchaser to the Seller within ten (10) days of Purchaser's determination (but no later than forty (40) days from the date of this Agreement).

               (g) Remedies. In the event of any failure to perform as described in this Section 10.1, the nonbreaching party shall have such remedies for breach of contract as are allowed by law in addition to or in substitution of the right of termination.

        Section 10.2 Procedure Upon Termination. If this Agreement is terminated as provided herein:

               (a) Return of Records. Each party shall as promptly as practicable redeliver to the party furnishing the same, all data, information and other written material (including all copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof.

               (b) Confidentiality. All information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used by such party, or disclosed to third parties.

                                   ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

        Section 11.1 Survival; Limitations. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify each other as set forth in this Article XI shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue for, and all claims with respect thereto shall be made prior to the end of, three (3) years from the Closing Date (the "Indemnification Period"); provided, however, that with respect to any income tax liability of Orwell, Communications or any of their subsidiaries attributable to any activities or transactions occurring by any of them on or prior to the Closing Date, the agreement of the Sellers to indemnify Purchaser and its Affiliates shall survive until, and all claims with respect thereto shall be made prior to, the expiration of the applicable statute of limitations prescribed by Section 6501 of the IRC; and further provided, however, that with respect to the ownership of the Company Capital Stock and/or the Communications Capital Stock, the agreement of the Sellers to indemnify Purchaser and its Affiliates shall survive forever and claims with respect thereto shall be made as any such claims arise.

        Section 11.2 Escrow of Liquid Assets. Two Million Dollars ($2,000,000) of the Purchase Price otherwise payable to Sellers for their Company Capital Stock (the "Escrow Funds") shall be maintained in an escrow account (the "Escrow Account"), with The Middlefield Banking Company, Middlefield, Ohio (the "Escrow Agent"), pursuant to the terms and provisions of an Escrow Agreement to be executed at Closing substantially in the form attached hereto as Exhibit 11.2 (the "Escrow Agreement"). In the event the Escrow Account is still in existence, then prior to seeking indemnification directly from the Seller under the provisions of Section 11.3 hereof, the Purchaser shall make a claim from the Escrow Account, to the extent there are Escrow Funds remaining in the Escrow Account at such time, for payment of any indemnity payment due under Section
11.3 in the manner provided in the Escrow Agreement.

        Section 11.3 Indemnification by the Seller. After the Closing Date, subject to the limitations set forth in Sections 11.1, 11.8 and 11.9 hereof, the Purchaser and its Affiliates (including, without limitation, Orwell and Communications) and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless jointly and severally by Seller, their respective heirs, successors, personal representatives and assigns, against and in respect of any Damages resulting from, or in respect of, any of the following:

               (a) Misrepresentation or Breach. Any misrepresentation or breach of a warranty of the Seller or the Company (including any relating to the ownership of the Company Capital Stock and/or of the Communications Capital Stock, or nonfulfillment of any obligation on the part of the Company (to be performed prior to the Closing) or the Seller under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, Financial Statement, Unaudited Financial Statement, or instrument delivered by or on behalf of the Seller, the Sellers or the Company hereunder.

               (b) Taxes. To the extent not fully paid or reserved against on the Financial Statements or Unaudited Financial Statements or otherwise specifically disclosed herein, all Taxes of the Seller, of Orwell, Communications or any of their subsidiaries or Affiliates or with respect to their investments, including but not limited to Communications' interest in Ohio RSA #3 Limited Partnership, attributable to any period through the Closing Date. Notwithstanding anything to the contrary herein, Seller shall have no liability whatsoever (for indemnification or otherwise) with respect to any Taxes of Orwell, Communications or any of their subsidiaries or Affiliates resulting from, arising out of or otherwise attributable to any proceedings or examinations by any taxing Authority of any Tax Returns of the Toledo MSA Limited Partnership, Youngstown-Warren MSA Limited Partnership, Ohio RSA 5 Limited Partnership, and Ohio RSA 6 Limited Partnership, but only to the extent such Taxes pertain to the subject matter disclosed on Schedule 2.16 hereto under the heading "Post-Sale IRS Examinations" (the "Cellular Audit Taxes").

               (c) Other Claims. Any Claim of a third party arising out of the business or operations of the Company prior to or on the Closing Date or any Claim relating to the Zenz Transaction Liabilities or Zenz Transaction Assets either prior to or after the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company prior to or on the Closing Date, or any Claim resulting from or arising as a result of Sellers' transfer of their Company Capital Stock as provided in Section 4.3 hereof.

               (d) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

        Section 11.4 Indemnification by the Purchaser. After the Closing Date, subject to the limitations set forth in Sections 11.1, 11.8 and 11.9 hereof, the Seller and its Affiliates and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Purchaser, its successors and assigns, against and in respect of any Damages resulting from, or in respect of, any of the following:

               (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

               (b) Taxes. All Taxes of the Purchaser or of the Company attributable to any period which begins after the Closing Date.

               (c) Other Claims. Any Claim of a third party arising out of the business or operations of the Company after the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company after the Closing Date.

               (d) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

        Section 11.5  Third Party Claims.

               (a) Generally. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation another party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a claim thereon is to be, or may be, made against the Indemnitor, immediately notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim or process and all legal pleadings. The Indemnitee's failure to give timely notice as required by this Section 11.5(a) shall not serve to eliminate or limit the Indemnitor's obligation to indemnify the Indemnitee unless such failure prejudices the rights of the Indemnitor, and then only to the extent of such prejudice. Moreover, the Indemnitee shall have the right to take any actions or steps it deems reasonable to avoid the occurrence of any prejudice to the rights of the Indemnitee. The Indemnitor shall have the right to assume the defense of such action with counsel of reputable standing unless with respect to such action (A) injunctive or equitable remedies have been sought therein in respect of the Indemnitee or its business or (B) such action is for an alleged amount of less than Five Thousand Dollars ($5,000); provided, that the Indemnitee and counsel to the Indemnitee shall have the right to participate in the defense of any and all Claims pursuant to the provisions of
Section 11.5(b) hereof. The Indemnitor and the Indemnitee shall reasonably cooperate in the defense of such Claims. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall immediately pay such amount to the Indemnitee in order to enable the Indemnitee to make such payment, and otherwise shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment, in either case, plus all reasonable out-of-pocket expenses (including legal fees and expenses) incurred by such Indemnitee at the specific request of the Indemnitor, as provided above, or as otherwise authorized by Section 11.5(b) hereof, in connection with such obligation or liability subject to this Article XI. In the alternative, in the event the Purchaser or any of its Affiliates is the Indemnitee, and to the extent there are Escrow Funds remaining in the Escrow Account at such time, the Indemnitor and the Indemnitee shall jointly instruct the Escrow Agent, in writing, to make such payment and reimbursement from and out of the Escrow Account. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as provided in this Section 11.5(a), the Indemnitee shall have the full right to defend against any such Claim and shall be entitled to settle or agree to pay in full such Claim in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this Section 11.5(a), the Indemnitee shall not enter into any settlement for which an indemnification Claim will be made hereunder without the approval of the Indemnitor, which shall not be unreasonably withheld.

               (b) Counsel. An Indemnitee shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim and the Indemnitor has agreed in writing to pay such fees and expenses, or
(ii) the Indemnitor shall not have employed counsel in the defense of such Claim (which counsel may be in-house counsel unless and until a lawsuit has been commenced). In either of which events, such fees and expenses of not more than one additional counsel for the Indemnitee shall be borne by the Indemnitor.

        Section 11.6  Other Claims.

               (a) In the event an Indemnitee should have a claim under this
Article XI against an Indemnitor that does not involve a third party Claim, the Indemnitee shall promptly give notice (the "Indemnitee Notice") and the details thereof, including copies of all relevant information and documents, to the Indemnitor within a period of thirty (30) days following the discovery of the claim by the Indemnitee (the "Claim Notice Period"). The failure by any Indemnitee to give the Indemnitee Notice within the Claim Notice Period shall not impair the Indemnitee's rights hereunder except to the extent that the Indemnitor demonstrates that it has been prejudiced thereby. The Indemnitor will notify the Indemnitee within a period of ten (10) days after the receipt of the Indemnitee Notice by the Indemnitor (the "Indemnity Response Period") whether the Indemnitor disputes its liability to the Indemnitee under this Article XI with respect to such Claim. If the Indemnitor notifies the Indemnitee that it does not dispute the Claim described in such Indemnitee Notice or fails to notify the Indemnitee within the Indemnity Response Period whether the Indemnitor disputes the claim described in such Indemnitee Notice, the actual damages as finally determined will be conclusively deemed to be a liability of the Indemnitor under this Article XI and the Indemnitor shall pay the amount of such damages to the Indemnitee on demand or, in the event the Purchaser or any of its Affiliates is the Indemnitee, and to the extent the Escrow Account is still in existence, give prompt written notice to the Escrow Agent to pay such amount from and out of the Escrow Funds. If the Indemnitor notifies the Indemnitee within the Indemnity Response Period that the Indemnitor disputes its liability with respect to such Claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice or such longer period as may be agreed to by the parties in writing, such dispute shall be submitted to mediation in accordance with Section 11.6(b) hereof. If such dispute is resolved through negotiations at a time when the Escrow Account is still in existence, and if the resolution of such dispute involves payment from and out of the Escrow Funds, then the Indemnitor and the Indemnitee shall promptly jointly instruct the Escrow Agent, in writing, as to the details of such payment.

               (b) Any dispute required to be submitted to mediation pursuant to this Section 11.6 shall be submitted to mediation before an impartial, neutral mediator selected by the parties. Mediation shall be conducted in accordance with the rules applicable to the mediation of civil actions pending in the Superior Court, Mecklenburg County, North Carolina. If the parties are unable to agree upon the mediator within fifteen (15) days after the expiration of the period for negotiation provided in Section 11.6(a) above, either party may request the appointment of a mediator by the American Arbitration Association. The mediation shall be conducted in Charlotte, North Carolina, or at such other location as may be agreed to by the parties in writing. The fees and expenses of the mediator shall be borne equally by the parties. If the dispute has not been resolved through mediation within thirty (30) days from the selection of the mediator or such longer period as may be agreed to by the parties in writing, such dispute shall be resolved by arbitration in accordance with Section 11.6(c) hereof. If such dispute is resolved through mediation at a time when the Escrow Account is still in existence, and if the resolution of such dispute involves payment from and out of the Escrow Funds, then the Indemnitor and the Indemnitee shall promptly jointly instruct the Escrow Agent, in writing, as to the details of such payment.

               (c) Any dispute required to be submitted to arbitration pursuant to this Section 11.6 shall be finally and conclusively determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules of Arbitration") then in effect. In any dispute where the aggregate amount in controversy is less than $200,000.00, the dispute shall be resolved by the decision of a single arbitrator selected by the parties. If the parties are unable to agree on an arbitrator within fifteen (15) days after the expiration of the period for mediation provided in Section 11.6(b) above, either party may request the appointment of an arbitrator by the American Arbitration Association. In any dispute where the aggregate amount in controversy equals or exceeds $200,000.00, the dispute shall be resolved by the decision of three (3) arbitrators selected in accordance with the Rules of Arbitration (the "Board of Arbitrators").

The arbitration proceedings shall take place in Charlotte, North Carolina or at such other location as may be agreed to by the parties in writing. The arbitrator or the Board of Arbitrators shall have the power to subpoena witnesses and documents, and the parties shall be entitled to reasonable discovery, including depositions and requests for production of documents, in accordance with the Federal Rules of Civil Procedure, under the Local Rules of Practice of the United States District Court for the Western District of North Carolina. With respect to such discovery and the application of said Local Rules, the arbitrator or Board of Arbitrators shall classify the pending dispute as either a "Standard" or "Complex" case (but in no event as an "Expedited" case), and apply such discovery rules accordingly. The arbitrator or Board of Arbitrators shall render its decision in writing setting forth in reasonable detail the findings of fact and conclusions of law of the arbitrator or Board of Arbitrators and stating the amount, if any, which the Indemnitor is required to pay to the Indemnitee in respect of the claim made by the Indemnitee. The decision of the arbitrator or Board of Arbitrators shall be rendered as soon as practical following commencement of proceedings with respect thereto. The arbitrator or Board of Arbitrators shall cause its written decision to be delivered to the Indemnitee and the Indemnitor and, in the event the Escrow Account is still in existence, to the Escrow Agent. Any decision made by the arbitrator or Board of Arbitrators shall be final, binding and conclusive on the Indemnitee and the Indemnitor and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

               The parties hereto hereby consent to the jurisdiction of the foregoing arbitrator or Board of Arbitrators and to the jurisdiction of any local, state or Federal court located in the State of Ohio or North Carolina for the purpose of enforcing the decision or award of the arbitrator or Board of Arbitrators, as the case may be, or otherwise. The parties hereto agree that all service of process may be made on any such party by personal delivery or by registered or certified mail addressed to the appropriate party at the address for such party set forth in this Agreement.

               All fees, costs and expenses of the prevailing party in any arbitration, including, but not limited to, attorneys' fees, shall be awarded to the prevailing party from the nonprevailing party as part of the decision of the arbitrator or Board of Arbitrators. For purposes hereof, a "Prevailing Party" shall mean the party which substantially prevails in its position in arbitration. Each and every mediation and/or arbitration proceeding commenced pursuant to Section 11.6(b) or Section 11.6(c) hereof, as the case may be, shall be consolidated with any mediation and/or arbitration proceedings simultaneously or previously commenced (but not concluded) under Section 11.6(b) or Section 11.6(c) hereof, as the case may be.

        Section 11.7 Continued Liability for Indemnity Claims. The liability of any Indemnitor hereunder with respect to claims hereunder shall continue for so long as any claims for indemnification may be made hereunder pursuant to this
Article XI and, with respect to any such indemnification claims duly and timely made, thereafter until the Indemnitor's liability therefore is finally determined and satisfied.

        Section 11.8 Basket Amount.

               (a) Indemnification by the Seller. Notwithstanding anything to the contrary herein, Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.3 of this Agreement until the total of all Damages suffered by the Purchaser and/or its Affiliates exceeds Three Hundred Thousand Dollars ($300,000.00)(the "Basket Amount"), and then only for the amount by which such Damages exceed the Basket Amount. Notwithstanding anything in this Agreement to the contrary, to the extent the aggregate Cellular Audit Taxes are determined with finality to be less than Three Hundred Twenty-Five Thousand and No/100 Dollars ($325,000.00), then the Basket Amount shall be increased for all purposes hereunder, dollar-for-dollar, by the amount of such shortfall.

               (b) Indemnification by the Purchaser. Further, notwithstanding anything to the contrary herein, Purchaser will have no liability (for indemnification or otherwise) with respect to the matters described in Section
11.4 of this Agreement (other than the nonfulfillment, in whole or in part, of any obligation on the part of the Purchaser under this Agreement which relates to the payment of the Purchase Price) until the total of all Damages suffered by the Seller and/or its Affiliates exceeds the Basket Amount and then only for the amount by which such Damages exceed the Basket Amount.

               (c) Aggregation. Notwithstanding the foregoing, to the extent indemnification is sought under Sections 11.3(a) or 11.4(a) of this Agreement, any and all misrepresentations or breaches or nonfullfilments shall be aggregated for purposes of determining if the Basket Amount has been met. By way of example, and not by way of limitation, if Seller shall have failed to perform three obligations of the type referred to in Section 2.12(b) hereof, each causing Damages of $105,000, then payment in the amount of $15,000 shall be made to Purchaser as provided herein (assuming the Basket Amount to be $300,000).

        Section 11.9 Maximum Liability. Notwithstanding anything to the contrary herein, under no circumstances shall the aggregate liability of Seller or Purchaser (for indemnification or otherwise) for Damages under this Agreement exceed Five Million Dollars ($5,000,000.00), provided, however, that this
Section 11.9 shall not apply to the nonfulfillment, in whole or in part, of any obligation on the part of the Purchaser under this Agreement which relates to the payment of the Purchase Price.

                                   ARTICLE XII

                               GENERAL PROVISIONS

        Section 12.1 Amendment and Modification. Subject to applicable Regulations, this Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

        Section 12.2 Waiver. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

        Section 12.3  Certain Definitions.

        "Affiliate" shall mean, with regard to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof. "Control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

        "Agreement" shall have the meaning ascribed to such term in the preamble hereof.

        "Authority" shall mean any governmental authority, including, without limitation, the FCC and the PUCO and the municipalities of

Orwell Village, Leipsic Village, Pandora Village, Gilboa Village, Continental Village, Miller City Village, Oakwood Village, Melrose Village, and West Leipsic, Ohio, and such other municipalities and townships set forth on Schedule
2.26 hereto, and any other governmental, regulatory or administrative body, agency, commission, board of arbitrators, or any court or judicial authority, whether Federal, state, local or foreign.

        "Business Day" shall mean any day that is not a Saturday or Sunday and that in Cleveland, Ohio, or Charlotte, North Carolina, is not a day on which banking institutions are generally authorized or obligated by Regulation to close.

        "CERCLA" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

        "CERCLIS" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

        "Claim" shall mean any action, written claim, complaint, lawsuit, written demand, suit, notice of a violation, litigation, proceeding, arbitration or other dispute noticed in writing, or otherwise, whether civil, criminal, administrative or otherwise, by any Authority or other Person.

        "Closing" shall have the meaning ascribed to such term in Section 9.1 hereof.

        "Closing Date" shall have the meaning ascribed to such term in Section
9.1 hereof.

        "Company" shall have the meaning ascribed to such term in the preamble hereof, but with respect to all representations, warranties, covenants and agreements contained herein or in any Exhibit or Schedule hereto shall mean Orwell, Communications and all their subsidiaries and Affiliates.

        "Contract" shall mean any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

        "Damages" shall mean any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the matters described in either Section 11.3 or Section 11.4 of this Agreement, as the case may be.

        "Environmental Law" shall mean any Regulation or Order, including, but not limited to, any term or condition included in a validly issued Permit to construct or operate a facility subject to any Regulation or Order, which relates to or otherwise imposes liability or standards of conduct concerning environmental matters, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous wastes, substances or materials, including (but not limited to) CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "superlien" law and any other similar Regulation by any Authority in effect on or before the Closing Date.

        "Environmental Permit" shall mean a Permit relating to or required by any Environmental Law.

        "ERISA" shall have the meaning ascribed to such term in Section 2.19 hereof.

        "ERISA Plans" shall have the meaning ascribed to such term in Section
2.19 hereof.

        "Escrow Account" shall have the meaning ascribed to such term in Section
11.2 hereof.

        "Escrow Agreement" shall have the meaning ascribed to such term in
Section 11.2 hereof.

        "Escrow Funds" shall have the meaning ascribed to such term in Section
11.2 hereof.

        "FCC" shall mean the Federal Communications Commission.

        "Financial Statements" shall have the meaning ascribed to such term in
Section 2.9(a) hereof.

        "GAAP" shall mean United States generally accepted accounting principles, consistently applied, as in existence at the date hereof and/or at the Closing Date.

        "Hazardous Materials" shall have the meaning ascribed to such term in
Section 2.21(a) hereof.

        "Improvements" shall have the meaning ascribed to such term in Section 2.14(c) hereof.

        "Indemnitee" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

        "Indemnitor" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

        "IRC" or the "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "IRS" means the Internal Revenue Service.

        "Lien" shall mean any security interest, lien, mortgage, pledge, hypothecation, encumbrance, claim, easement, restriction (on transfer or otherwise) or interest of another Person of any kind or nature.

        "Material" shall mean any act or action or failure to act or failure to comply with any law, Regulation or Contract or any misrepresentation or omission which has, or could reasonably be expected to have, an impact on the Company's earnings before taxes, interest, depreciation and amortization and/or Damages or potential Damages, either individually or in the aggregate, in any one
(1)calendar year of Two Hundred Thousand Dollars ($200,000.00) or more.

        "Material Adverse Change" shall mean any developments or changes which would have a Material Adverse Effect.

        "Material Adverse Effect" shall mean, with respect to any Person, any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of such Person's business, business prospects, properties, assets, financial condition or results of operations.

        "Order" shall mean any judgment, decree (consent or otherwise), order, injunction (preliminary or permanent), stipulation, ruling, decree or consent of or by an Authority.

        "PCB" shall mean polychlorinated biphenyls.

        "Permits" shall have the meaning ascribed to such term in Section 2.26 hereof.

        "Permitted Liens" shall mean (i) statutory Liens for Taxes not yet due and payable, (ii) such imperfections or irregularities of title, liens, easements, charges or encumbrances as do not interfere with the present use of the properties or assets subject thereto or affected thereby, do not otherwise impair present business operations at such properties, or do not have a Material Adverse Effect on the value of such properties and assets and (iii) Liens reflected in the Financial Statements or the Unaudited Financial Statements.

        "Person" shall mean any corporation, partnership, joint venture, organization, entity, trust, Authority or natural person, together with any and all heirs, successors, representatives and assigns thereof.

        "Pension Benefit Plan" shall have the meaning ascribed to such term in
Section 2.19 hereof.

        "Proprietary Rights" shall mean all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof and (iii) copyrights and registrations and applications for registration thereof.

        "Purchase Price" shall have the meaning ascribed to such term in Section
1.2 hereof.

        "Purchaser" shall have the meaning ascribed to such term in the preamble hereof.

        "PUCO" shall mean the Public Utilities Commission of the State of Ohio.

        "Regulation" shall mean any law, statute, regulation, ordinance, requirement, rule, executive order or binding action of or by an Authority.

        "Release" shall have the meaning ascribed to such term in Section 9601(22) of Title 42 of the United States Code.

        "Seller" shall have the meaning ascribed to such term in the preamble hereof.

        "Shares" shall have the meaning ascribed to such term in the recitals hereof.

        "Tax Returns" shall have the meaning ascribed to such term in Section 2.16(a) hereof.

        "Tax" or "Taxes" means any income, gross receipt, net proceeds, alternative or add-on minimum, ad valorem, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing Authority, Federal, state, local or foreign.

        "Unaudited Financial Statements" shall have the meaning ascribed to such term in Section 2.9(a) hereof.

        "Welfare Benefit Plan" shall have the meaning ascribed to such term in
Section 2.19 hereof.

        Section 12.4 Notices. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice to the other parties.

  Notices to Purchaser:                                 With a Copy to:
  --------------------                                  --------------

MJD Ventures, Inc.                                Underwood Kinsey Warren &
521 East Morehead Street                            Tucker, P.A.
Suite 250                                         201 S. College Street
Charlotte, NC   28202                             Suite 2020
ATTN:  Eugene B. Johnson, Execu-                  Charlotte, NC   28244-2020
  tive Vice President                             ATTN:  Shirley J. Linn, Esq.
(704) 344-8150  (Phone)                           (704) 333-1200  (Phone)
(704) 344-8121  (Fax)                             (704) 377-9630  (Fax)

  Notices to Seller, to the
  Company and to the Sellers                            With a Copy to:
  --------------------------                            --------------

Albert Leonetti, Esq.                             Ulmer & Berne LLP
Executive Vice President                          Ninth Floor, Bond Court Bldg.
Tower East, Suite 400                             1300 East Ninth Street
20600 Chagrin Boulevard                           Cleveland, OH   44114-1583
Shaker Heights, OH   44122                        ATTN:  John C. Goheen, Esq.
(216)  752-1000  (Phone)                          (216) 902-8901  (Phone)
(216)  752-1002  (Fax)                            (216) 621-7488  (Fax)


        Section 12.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, that the Purchaser may, without the prior written consent of the Seller or any other party hereto, assign its rights and obligations hereunder and under any other Contracts or documents executed or delivered in connection herewith to (i) an Affiliate of the Purchaser, including but not limited to MJD Communications, Inc. or MJD Services Corp., but only if (a) such Affiliate has the financial and other wherewithal to fully and completely perform and otherwise discharge the Purchaser's obligations hereunder and consummate the transactions contemplated hereby, and (B) the Purchaser remains liable for its obligations hereunder, or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby; and further provided, that the Seller may, without the prior written consent of the Purchaser or any other party hereto, assign its rights and obligations hereunder and under any other Contracts or documents executed or delivered in connection herewith to an Affiliate of the

Seller to whom the Seller has transferred its shares of Company Capital Stock, but only if the Seller remains liable for its obligations hereunder.

        Section 12.6 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina, without regard to its principles of conflict of laws.

        Section 12.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 12.8 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 12.9 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such subject matter other than those expressly set forth or referred to herein.

        Section 12.10 No Benefit. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

        Section 12.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by Regulation or otherwise, afforded to any party shall be cumulative and not alternative.

        Section 12.12 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 12.13 Expenses.

               (a) Generally. Except as otherwise provided herein, each of the parties hereto shall bear its own expenses, including, without limitation, legal fees, taxes and expenses, with respect to this Agreement and the transactions contemplated hereby (which, with respect to such expenses incurred by or on behalf of the Seller, or the Company prior to Closing, shall be paid by the Seller and not by the Company).

               (b) Seller's Payment of Purchaser's Expenses. Notwithstanding anything to the contrary herein, in the event a breach of Section 6.4 hereof occurs and the transactions contemplated hereby are not consummated, the Seller shall pay to the Purchaser the Purchaser's out-of-pocket fees, including, without limitation, legal fees and expenses, incurred in connection with the transactions contemplated hereby.

               (c) Purchaser's Payment of Certain of Seller's Expenses. Notwithstanding anything to the contrary herein, the Purchaser and/or the Company shall pay up to Fifty Thousand Dollars ($50,000.00) of the Seller's expenses, and/or the Company's expenses incurred prior to Closing, including without limitation, legal fees and expenses, incurred in connection with the transactions contemplated hereby.

        Section 12.14 Time of the Essence. Time is strictly of the essence with respect to the provisions of this Agreement.

        Section 12.15 Injunctive Relief. The parties hereby agree that any remedy at law for any breach of the provisions of this Agreement shall be inadequate and that the nonbreaching party shall be entitled to injunctive relief in addition to any other remedy which such nonbreaching party might have at law or in equity.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            MJD VENTURES, INC.



                                             /s/ Eugene B. Johnson
                                            ------------------------------
                                            By:    EUGENE B. JOHNSON, Executive
                                                   Vice President




                                             /s/ Albert Leonetti          (SEAL)
                                            ------------------------------
                                            ALBERT LEONETTI, CO-TRUSTEE OF
                                            THE FRANK LEONETTI, JR. TRUST
                                            DATED JANUARY 13, 1992



                                             /s/ Frank Leonetti          (SEAL)
                                            -----------------------------
                                            FRANK LEONETTI, III, CO-TRUSTEE
                                            OF THE FRANK LEONETTI, JR. TRUST
                                            DATED JANUARY 13, 1992



                                             /s/ Albert Leonetti         (SEAL)
                                            -----------------------------
                                            ALBERT LEONETTI, individually



                                             /s/ Ann Pokorny              (SEAL)
                                            ------------------------------
                                            ANN POKORNY, TRUSTEE UNDER THE
                                            DECLARATION OF TRUST DATED
                                            OCTOBER 26, 1989



                                             /s/ Donald Pokorny          (SEAL)
                                            -----------------------------
                                            DONALD POKORNY, TRUSTEE UNDER
                                            THE DECLARATION OF TRUST DATED
                                            OCTOBER 26, 1989

                                            THE ORWELL TELEPHONE COMPANY



                                             /s/ The Orwell Telephone Company
                                            ----------------------------------
                                            By:    Donald Pokorny
                                            Title: President

                                  Schedule 3.3

                    Consents and Authorizations of Purchaser

                                  Schedule 3.3

                    Consents and Authorizations of Purchaser


        1. The contemplated purchase and sale transaction set forth in Sections 1.1--1.2 of the Agreement would effect a transfer of control in The Orwell Telephone Company ("Company"). Since the Company is an Ohio public utility, any change in control requires the prior approval of the PUCO, for which provision has been made, inter alia, in Sections 7.2 and 8.2 of the Agreement.

        2. The contemplated purchase and sale transaction set forth in Sections 1.1--1.2 of the Agreement would effect a transfer of control in the Company. Such change in control requires the prior approval of the FCC with respect to the two Improved Mobile Telephone Service (IMTS) licenses (Orwell Station KLF 475 and Leipsic Station KKB 697) and the radio license (Leipsic Station KNAC
289) used by the Company's construction/maintenance personnel, for which provision has been made, inter alia, in Sections 7.2 and 8.2 of the Agreement.

        3. The contemplated redemption transaction set forth in Sections 1.3--1.4 of the Agreement pursuant to which the Zenz Transaction Assets and Zenz Transaction Liabilities would be transferred/assigned to the Seller requires the prior approval of the PUCO, for which provision has been made, inter alia, in Sections 7.2 and 8.2 of the Agreement.

        4. The transfer of the LMDS licenses set forth on Schedule 1.3 to Donald Pokorny, Trustee, and Ann Pokorny, Trustee, or their nominee, and the transfer of the Company assets set forth on Schedule 1.3 as part of the contemplated redemption transaction set forth in Section 1.3--1.4 of the Agreement requires the prior approval of the FCC, for which provision has been made, inter alia, in Sections 7.2 and 8.2 of the Agreement and will require a waiver from the United States of America acting through the Administrator of the Rural Electrification Administration of its right to obtain a security interest in any and all of the after acquired property of The Orwell Telephone Company pursuant to that certain Supplemental Mortgage and Security Agreement by and among The Orwell Telephone Company, the United States of America through the Administrator of the Rural Electrification Administration and Rural Telephone Bank with respect to the temporary transfer of such license from Orwell Communications, Inc. to The Orwell Telephone Company.

        5. Hart-Scott-Rodino filing needed.

        6. See also those approvals and/or notifications set forth on Schedules
2.3 and 2.26.

        7. Prior approval may be needed with respect to the CATV franchise agreements and/or with respect to certain of the Company's Contracts.

                                   Exhibit 7.7

                           Opinion of Seller's Counsel

                                   Exhibit 7.9

                              Employment Agreements

                              EMPLOYMENT AGREEMENT

                          THE ORWELL TELEPHONE COMPANY


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of the _______ day of ___________, 1999, by and between THE ORWELL TELEPHONE COMPANY, an Ohio corporation (the "Company") and
_________________________________, a resident of the State of Ohio (the
"Employee").

        In consideration of continued employment and the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee agree as follows:

        1. Employment. The Employee agrees to devote his [her] entire work time to the performance of such duties and responsibilities as are assigned to him [her] from time to time by the Company, in the exercise of its reasonable discretion, acting in good faith. The Employee agrees to perform and discharge such duties and responsibilities faithfully, diligently and in a timely manner, and agrees to abide by all Company policies relating to its employees generally.

        2.     Term.

               (a) The Employee's initial term of employment hereunder (the "Initial Term") shall be a period of three (3) years, commencing with the effective date of this Agreement. Thereafter, so long as the Employee performs his duties and responsibilities in a reasonable and efficient manner to the satisfaction of the Company, as determined by it in its reasonable discretion, acting in good faith, the term of the Employee's employment shall be at the mutual satisfaction of the parties, who anticipate it will be of indefinite duration.

               (b) Notwithstanding the foregoing, the Company reserves the right to terminate the Employee's employment at any time, during the Initial Term, either (1) upon the closure of the Company's office for which the Employee performs his duties, or (2) for cause, as set forth in Paragraph 5 below.

               (c) Additionally, each party reserves the right, at any time following the Initial Term, to terminate the relationship for any or no reason, upon the giving of at least thirty (30) days' written notice to the other.

        3. Compensation. All component parts and aspects of the Employee's compensation, including any salary, bonuses and any other form of compensation, are hereafter referred to as "Compensation." During the Initial Term, the Employee's annualized Compensation shall be not less than $______________. Following the Initial Term, the Employee's Compensation shall be determined and modified by the Company, from time to time in its reasonable discretion, acting in good faith, in accordance with the Company's policies and procedures for determining compensation for its other employees having comparable compensation arrangements and performing similar duties and responsibilities as those of the Employee. The Employee's Compensation shall be paid in accordance with such payroll policies and procedures as the Company adopts from time to time in its reasonable discretion, acting in good faith.

        4. Benefits. Subject to and contingent upon the Employee meeting and complying with, and continuing to comply with, all eligibility and participation conditions and requirements, the Employee shall receive such hospitalization, major medical, and disability insurance benefits, if any, as well as such other fringe benefits provided to or made available by the Company for its employees generally, in accordance with the terms and provisions of such insurance and benefit programs as they may exist from time to time.

        5. Termination for Cause. The Company may terminate immediately the Employee's employment for cause, as such cause is determined by the Company in the exercise of its reasonable discretion, acting in good faith, for any one (1) or more of the following causes:

                (a) Failure of the Employee to devote his full employment time to the Company's business;

                (b) Failure of the Employee to perform his duties and responsibilities, as assigned to him by the Company from time to time, to the Company's reasonable satisfaction;

                (c) Failure of the Employee to comply, to the Company's reasonable satisfaction, with the Company's policies, standard methods and procedures; provided, however, that with respect to any such failure to comply which does not create liability for the Company or does not constitute an act of dishonesty, the Company has given the Employee prior written notice of, and a twenty (20) day opportunity to cure, such failure to comply;

                (d) Any act of dishonesty or insubordination by the Employee resulting or intended to result in a financial loss to the Company or resulting in damage to the Company's reputation; or

                (e) Conviction of the Employee, including a plea of nolo contendere by the Employee, of a crime involving an act of moral turpitude.

        In the event the Company terminates the Employee's employment for cause, no advance notice shall be required to be given to the Employee and no further Compensation shall be due or owing to the Employee. In such event the Employee shall remain bound by the provisions of paragraphs 6 through 9 below.

        6. Covenant Not to Compete. The Employee agrees to refrain from "Competing" with the Company during the "Restricted Period," as such terms are defined below; provided, however, that the provisions of this Paragraph 6 shall not apply if the Employee's employment with the Company is terminated by the Company without cause.

                (a) The "Restricted Period" is defined as the period of time commencing with the date hereof and continuing until the end of the twelfth (12th) month following the termination of the Employee's employment with the Company.

                (b) "Competing" is defined as engaging directly or indirectly in any one or more of the following activities (other than in furtherance of the Employee's duties to the Company):

                      (i) Providing services, whether as an employee, agent,
               consultant, independent contractor, stockholder, director, member, officer, partner or otherwise, to any entity engaged in the telecommunications business, but only to the extent the nature of such services is substantially similar to those performed by the Employee for or on behalf of the Company, and such services pertain to a branch, division or office of such entity which is conducting business in any one (1) or more of the exchange or service areas in which the Company is then conducting business (the "Restricted Territory").

                      (ii) Employing or engaging or attempting to employ or
               engage, or knowingly arranging or soliciting to have any other person or entity employ or engage or attempt to employ or engage, any person who works for the Company at any time during the Restricted Period, including, without way of limitation, all such persons working for the Company in the capacity of employee, agent, consultant or independent contractor.

               (c) The Employee hereby authorizes the Company to contact any entity engaged in the telecommunications business for which the Employee performs services during the Restricted Period for the purpose of informing it of the terms and provisions of this Agreement.

               (d) The Employee hereby acknowledges the reasonableness of the restrictions contained in this Paragraph 6, including, but not limited to, the geographic restrictions and duration of the restrictions. Further, the Employee acknowledges that the Employee has sufficient training and skills so as to obtain satisfactory employment notwithstanding the restrictions contained in this Paragraph 6, so that the enforcement of such restrictions would not prevent the Employee from earning a satisfactory living.

        7. Confidential Information. The Employee acknowledges that the Employee will, through the Employee's employment with the Company, acquire, be exposed to, or have access to material, data and information that constitute valuable, confidential and proprietary information and trade secrets of the Company. Such items may include, without limitation, methods of operation, demographic information, customer and supplier lists, prospect lists, contract terms, methods of pricing, production reports, profit and loss statements, rate and incentive structures and other financial data, methods of marketing and advertising, financing sources, business opportunities and other aspects of the Company's business operations. The Employee shall not, directly or indirectly, use, misuse, misappropriate, disclose, divulge or make known to any person, firm, corporation, association, or other entity any such confidential and proprietary information, except on behalf of the Company. In consideration of the unique nature of the confidential and proprietary information, all of the Employee's obligations pertaining to the confidentiality and non-disclosure thereof shall remain in effect in perpetuity or until the Company has released any such information into the public domain, in which case the Employee's obligations hereunder shall cease with respect only to such information so released.

        8. Remedies. The Employee hereby acknowledges that any violation by the Employee of the provisions of Paragraphs 6 or 7 will cause the Company irreparable harm and agrees that the Company shall be entitled to an injunction restraining any violation or attempted or threatened violation of this Agreement (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedy shall not be exclusive and shall be in addition to any other remedy which the Company may have.

        9. Miscellaneous.

               (a) This Agreement sets forth the entire understanding between the parties and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein. This Agreement cannot be amended except by a writing signed by both parties. No waiver of any term or provision shall be deemed to be a waiver of any subsequent breach of any term or provision hereof.

               (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

               (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective representatives, successors and assigns; provided, however, this is an Agreement for the personal services of the Employee and these services may only be provided by the Employee. The Company may assign its rights and obligations hereunder to any subsidiary or affiliate of the Company without the prior written consent of the Employee.

               (d) The provisions of this Agreement shall be separable and a determination that any provision of this Agreement is either unenforceable or void shall not affect the validity of any other provision of this Agreement. Wherever possible all provisions shall be interpreted so as not to be unenforceable and any court of competent jurisdiction is authorized and directed by the parties to enforce any otherwise unenforceable provision in part, to modify it, to enforce it only to a degree and not fully, or otherwise to enforce that provision only in a manner and to an extent, or for a shorter period of time, that renders the provision valid or enforceable. The intent of the parties is that this Agreement be enforceable and enforced to the maximum extent possible after excising (or deeming excised) all invalid or unenforceable provisions, whether or not the remaining provisions are grammatically correct.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as by law provided as of the date first set forth above.


                                            THE ORWELL TELEPHONE COMPANY



                                            By:________________________________
                                                   ________________,  President



                                            The Employee



                                                                         (SEAL)
                                            _____________________________
                                            Name_______________________________
                                            Address____________________________
                                            ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            Home Telephone No._________________

                                   Exhibit 8.5

                         Opinion of Purchaser's Counsel

                          UNDERWOOD KINSEY WARREN & TUCKER, P.A.
                                     ATTORNEYS AT LAW
                           CHARLOTTE PLAZA BUILDING, SUITE 2020
                                 201 SOUTH COLLEGE STREET
RUSSELL M. BLACK           CHARLOTTE, NORTH CAROLINA 28244-2020
MARGO F. EVANS
RICHARD L. FARLEY
C. RALPH KINSEY, JR.                                               TELEPHONE
SHIRLEY J. LINN                                                 704-333-1200
JOHN H. NORTHEY III
FRANCIS M. PINCKNEY III
CARLTON A. SHANNON, JR.                                          FACSIMILE
SUSAN L. SOWELL                                                 704-377-9630
ROBERT B. TUCKER, JR.
WILLIAM E. UNDERWOOD, JR.
JOSEPH WARREN III


                                 __________________, 1999




Shareholders of Orwell
  Telephone Company
[Post Office Box 337
Orwell, OH   44076-0337]

Ladies and Gentlemen:

        We have acted as counsel to MJD Ventures, Inc., a Delaware corporation ("MJD" or "Purchaser"), in connection with the purchase by Purchaser of all of the capital stock of The Orwell Telephone Company (the "Company") from Albert Leonetti and Frank Leonetti, III, Co-Trustees of the Frank Leonetti, Jr. Trust dated January 13, 1992, an Ohio sitused trust ("F. Leonetti Trust"), Albert Leonetti, individually, an Ohio resident ("A. Leonetti"), Ann Pokorny, Trustee under Declaration of Trust dated October 26, 1989, an Ohio sitused trust ("A. Pokorny Trust") and Donald Pokorny, Trustee under Declaration of Trust dated October 26, 1989, an Ohio sitused trust ("D. Pokorny Trust")(the F. Leonetti Trust, A. Leonetti, the A. Pokorny Trust and the D. Pokorny Trust collectively referred to hereinafter as "Seller"), pursuant to a Stock Purchase Agreement entered into as of June 17, 1999 (with all Exhibits thereto, the "Purchase Agreement") by, between and among Purchaser, the Company and Seller.

        This opinion is being delivered to you pursuant to Section 8.5 of the Purchase Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Shareholders of Orwell
  Telephone Company
_______________, 1999
Page 2




        In connection with this transaction, we have reviewed the Articles of Incorporation and Bylaws (the "Organizational Documents") of the Purchaser, the Purchase Agreement and such other instruments and documents as are executed and delivered pursuant to the Purchase Agreement, and have examined such other records and information and have conducted such other investigations as we have deemed necessary to render the opinion set forth below. As to facts material to our opinion, we have relied upon the factual representations of Purchaser in the Purchase Agreement, certificates from certain state authorities and on those certificates delivered at Closing.

        We have assumed the conformity of all copies to the originals of all documents reviewed by us, the genuineness of all signatures (other than those of the shareholders, directors and officers of Purchaser) and the authenticity of all documents submitted to us (whether originals or copies).

        For the purposes of our opinion, we have assumed that the Purchase Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than Purchaser.


        Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge", or similar phrases, it is intended to indicate that during the course of our representation of Purchaser and the transactions contemplated by the Purchase Agreement, and having made inquiry of certain officers of Purchaser as to such matters, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of Purchaser.

        Based upon the foregoing, and subject to the assumptions and qualifications herein set forth, it is our opinion that:

        1. MJD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is

Shareholders of Orwell
  Telephone Company
_______________, 1999
Page 3



engaged, to own, lease and operate its properties, and to enter into and to perform its obligations under the Purchase Agreement.

        2. The execution and delivery of the Purchase Agreement was duly authorized and approved by the Board of Directors of MJD. The Purchase Agreement is a valid and binding obligation of MJD enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights in the event of future bankruptcy, insolvency or reorganization of Purchaser, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All persons who have executed this Purchase Agreement on behalf of MJD have been duly authorized to do so by all necessary corporate action.

        3. To our knowledge, MJD has given all notices to and has obtained from all state and Federal regulatory authorities any approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Purchase Agreement.

        The opinions expressed herein are based upon and limited to matters governed by the laws of the State of North Carolina and the State of Delaware, and we express no opinion as to any matter governed by the laws of any other jurisdiction. We are not authorized to practice law in the State of Delaware and the opinions set forth herein are rendered solely upon our review of applicable provisions of Delaware corporation law as currently published in standard compilations and such consultations with Delaware local counsel as we have deemed necessary or appropriate.

        This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is limited to matters herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

Shareholders of Orwell
  Telephone Company
_______________, 1999
Page 4



        This opinion is being furnished to you in connection with the transactions contemplated by the Purchase Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose nor relied upon by any other person or entity without our prior written consent.

        Finally, the opinions expressed herein represent our reasonable judgment as to the matters of law addressed herein, based upon the facts presented or assumed, and are not, and should not be construed or considered as, a guaranty.

                                    Very truly yours,

                                    UNDERWOOD KINSEY WARREN & TUCKER, P.A.

                                  Exhibit 11.2

                                Escrow Agreement

                                ESCROW AGREEMENT


        THIS ESCROW AGREEMENT (the "Escrow Agreement") is made as of ______________, 1999, between ALBERT LEONETTI AND FRANK LEONETTI, III, CO-TRUSTEES OF THE FRANK LEONETTI, JR. TRUST DATED JANUARY 13, 1992, an Ohio sitused trust ("F. Leonetti Trust"), ALBERT LEONETTI ("A. Leonetti"), a resident of the State of Ohio, ANN POKORNY, TRUSTEE UNDER DECLARATION OF TRUST DATED OCTOBER 26, 1989, an Ohio sitused Trust ("A. Pokorny Trust"), and DONALD POKORNY, TRUSTEE UNDER DECLARATION OF TRUST DATED OCTOBER 26, 1989, an Ohio sitused trust ("D. Pokorny Trust"), collectively with A. Leonetti, the F. Leonetti Trust and the A. Pokorny Trust (the "Sellers")), MJD VENTURES, INC., a Delaware corporation ("Purchaser") and The Middlefield Banking Company, a ________________ corporation (the "Escrow Agent").

                                     STATEMENT OF PURPOSE

        On or about June 17, 1999, the Sellers and Purchaser, among others, entered into a Stock Purchase Agreement (the "Purchase Agreement"), and pursuant to the provisions of Section 9.2 of the Purchase Agreement, the Sellers and Purchaser agreed that Two Million Dollars ($2,000,000) (the "Escrow Funds") of the total purchase price otherwise payable to the Sellers would be deposited with Escrow Agent to secure the Sellers' agreement to indemnify Purchaser as set forth in Sections 11.2 and 11.3 of the Purchase Agreement all in accordance with the terms of this Escrow Agreement.

        The Escrow Agent has agreed to serve as escrow agent under this Escrow Agreement and to accept delivery of the Escrow Funds in accordance with the terms and conditions set out in this Escrow Agreement.

                                    AGREEMENT

        In consideration of the premises, and the agreements set out below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties enter into the following Escrow Agreement:

        1. Deposit with Escrow Agent. At Closing of the sale and purchase of the Company Capital Stock as provided in the Purchase Agreement, Purchaser shall deliver to the Escrow Agent the sum of Two Million Dollars ($2,000,000) to be held, administered and distributed by the Escrow Agent pursuant to the terms of this Escrow Agreement.

        2. Escrow Funds. Upon receipt of the Escrow Funds, the Escrow Agent shall deposit the Escrow Funds in an escrow account (the "Escrow Account") and shall hold, administer, invest and distribute the Escrow Funds in accordance with the terms of this Escrow Agreement. All references in this Escrow Agreement to Escrow Funds shall include any investment of such funds and all investment earnings thereon. Any taxes on any investment earnings on the Escrow Funds shall be paid by Escrow Agent from the Escrow Account.

        3. Purposes of Escrow. The Escrow Funds shall be used solely for the purposes set forth in Sections 11.2 and 11.3 of the Purchase Agreement. The Escrow Funds shall not constitute an asset of the Sellers until the distribution thereof to the Sellers in accordance with the terms of the Purchase Agreement and of this Escrow Agreement.

        4. Term. The term of this Escrow Agreement ("Escrow Period") shall expire on the earlier of June 30, 2000 or thirty (30) days after completion of the financial audit and submission of a written report by Purchaser's independent certified public accountants to Purchaser pertaining to the Company's fiscal/taxable year ending December 31, 1999 (with the Purchaser to give the Sellers prompt written notice of the completion of such report), except that the Escrow Period shall be automatically extended as necessary to provide for the disposition of any Claims filed by Purchaser with the Escrow Agent during such period, in accordance with the procedures set forth in Section 5 hereof.

        5.     Disbursement of Escrow Funds.

               (a) In the event Purchaser determines that it is entitled to all or any portion of the Escrow Funds pursuant to Sections 11.2 or 11.3 of the Purchase Agreement, Purchaser shall deliver written notice to the Escrow Agent and the Sellers, stating the factual basis for, and the amount of, such entitlement ("Claim"). Within thirty (30) days following such delivery of the Claim, the Sellers may deny all or any portion of the Claim by delivering written notice to the Escrow Agent and Purchaser, indicating the amount or portion of the Claim which is denied and the factual basis for such denial ("Denial").

               (b) In the event that the Sellers fail to timely deliver a Denial to the Escrow Agent and Purchaser, the Escrow Agent shall immediately release and distribute to Purchaser an amount equal to the Claim.

               (c) In the event the Escrow Agent receives a timely Denial from the Sellers as to all or any portion of a Claim, the Escrow

        Agent shall immediately distribute to Purchaser an amount, if any, equal to the portion of the Claim that the Sellers have not denied. If the Denial does not state the amount or portion of the Claim denied, the total amount of the Claim shall be deemed denied. The Sellers and the Purchaser shall resolve their disagreement with respect to the denied portion of the Purchaser's Claim pursuant to the negotiation-mediation-arbitration provisions of Section 11.6 of the Purchase Agreement (copy attached hereto as Exhibit A and made a part hereof). Upon the resolution of such disagreement, the Escrow Agent shall promptly take such action, if any, as is necessary for it to comply with the terms of such resolution.

               (d) The Escrow Agent shall proportionately divide and distribute to the Sellers any portion of the Escrow Funds remaining in the Escrow Agent's possession, after reservation for any and all still outstanding Claims, immediately upon the expiration of the Escrow Period, free and discharged from any further obligation with respect to the same hereunder.

               (e) Notwithstanding anything herein to the contrary, during the Escrow Period, the Escrow Agent shall distribute so much of the Escrow Funds to the Sellers as provided in a written joint instruction received by the Escrow Agent from the Sellers and the Purchaser and signed by all of them.

               (f) Further, notwithstanding anything to the contrary herein, Purchaser hereby expressly acknowledges and agrees that any determination that it is entitled to all or any portion of the Escrow Funds pursuant to Sections 11.2 or 11.3 of the Purchase Agreement and this Escrow Agreement is subject to the provisions of Section 11.8 of the Purchase Agreement pertaining to a "basket" on the Seller's liability for indemnification with respect to the matters described in
        Section 11.3 of the Purchase Agreement.

        6. Release From Escrow. As and when all of the Escrow Funds are either distributed as provided hereunder or deposited with the registry of the court in interpleader as provided in Section 11 hereof, the Escrow Agent shall be released and discharged from any further obligation hereunder without further action of any party. Compliance by the Escrow Agent with any final, non-appealable order or a judgment of a court concerning the subject matter of any such dispute or agreement shall thereupon release and relieve the Escrow Agent from all obligations and responsibility with respect to the Escrow Funds to which such order or judgment relates.

        7. Investment of Escrow Funds. The Escrow Agent shall hold the Escrow Funds delivered to it under the terms of this Escrow Agreement and shall invest the Escrow Funds held by it (i) in interest bearing demand deposit accounts with commercial banks whose accounts are insured by the Federal Deposit Insurance Corporation, or (ii) in any other investment upon which the Sellers and the Purchaser shall agree.

        8. Agreement of Escrow Agent. The Escrow Agent hereby agrees to receive the Escrow Funds and hold the same intact, and to deposit the Escrow Funds in accordance with the terms of this Escrow Agreement, and shall not permit any withdrawal except under the terms of this Escrow Agreement. The Escrow Agent shall be responsible only for the safekeeping and the deposit of the Escrow Funds and the disbursements or delivery in accordance with the terms of this Escrow Agreement. The Escrow Agent shall not be responsible for the appropriateness, sufficiency or accuracy of information contained in any written notice.

        9. Performance of Escrow Agent.

                (a) There are no implied duties under this Escrow Agreement. The duties, obligations and acts of the Escrow Agent shall be construed as purely ministerial in nature. Escrow Agent shall be responsible for only those duties expressly set forth in this Escrow Agreement. In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties under this Escrow Agreement, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of the Escrow Agent so acting or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Escrow Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for any other party to this Escrow Agreement given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder, or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained in any notice or document, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

               (b) The Sellers and the Purchaser agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent or the performance of its duties, including, without limitation, reasonable attorneys fees and costs attributable to any interpleader action commenced by the Escrow Agent or any other litigation arising from this Escrow Agreement or involving the subject matter of this Escrow Agreement; provided, however, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Escrow Agreement, then, in that event, Escrow Agent shall itself bear all such losses, claims, damages, liabilities and expenses.

        10. Fees of Escrow Agent. For its ordinary services hereunder (which shall include receipt, investment and disbursement of the Escrow Funds in the manner described in this Escrow Agreement), the Escrow Agent shall receive compensation of _________________________________ Dollars ($_______) to be paid one-half by the Purchaser and one-half by the Sellers upon execution of this Escrow Agreement and shall receive such additional reasonable compensation during the term hereof as is commensurate with its services provided hereunder as Escrow Agent; any such additional compensation to be similarly paid one-half by each of Purchaser and the Sellers.

        11. Resignation of Escrow Agent. The Escrow Agent or successor at any time may resign by giving thirty (30) business days written notice to the parties hereto, and such resignation shall take effect at the end of such thirty
(30) business days or upon the earlier appointment, with the approval of the Sellers and the Purchaser, of a successor. From and after the effective date of such resignation or appointment of a successor, the Escrow Agent shall not be obligated to perform any of the duties of the Escrow Agent hereunder and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor Escrow Agent. If the Sellers and the Purchaser are unable to agree upon a successor Escrow Agent within thirty (30) days following notice of the Escrow Agent's resignation, the Escrow Agent shall commence an action in interpleader with any Ohio court of competent jurisdiction and deposit the Escrow Funds with the registry or custody of the court, unless a joint instruction is received by the Escrow Agent from the Sellers and the Purchaser as to the disposition of the Escrow Funds.

        12. Successor to Escrow Agent. Any corporation resulting from any merger or consolidation to which the Escrow Agent or any successor to it shall be a party, or any corporation in any manner succeeding to all or substantially all of the business of the Escrow Agent or any successor, shall be the successor escrow agent hereunder without the execution or filing of any paper or any further acts on the part of any of the parties hereto. In the event of a resignation of the Escrow Agent pursuant to paragraph 11 of this Escrow Agreement, any person(s) or corporation hereafter agreed upon by the parties shall be the successor escrow agent hereunder.

        13. Instructions and Notices. In executing and performing its duties hereunder, except as otherwise provided, the Escrow Agent shall be entitled to rely upon instructions of the Sellers and the Purchaser. For all purposes hereunder, the Sellers shall be required to act with unanimity, and A. Leonetti shall act as spokesperson for the Sellers for purposes of all notices, communications, decisions and determinations. Any notice, payment, demand, instruction or communication required or permitted to be given by this Escrow Agreement shall be in writing and shall be given by hand delivery, overnight messenger or courier service or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:


        If to the Sellers:

                      Albert Leonetti, Esq.
                      Tower East, Suite 400
                      20600 Chagrin Boulevard
                      Shaker Heights, OH 44122

        Copy to:

                      Ulmer & Berne LLP
                      Ninth Floor, Bond Court Bldg.
                      1300 East Ninth Street
                      Cleveland, OH 44114-1583
                      ATTN:  John C. Goheen, Esq.

        If to Purchaser:

                      MJD Ventures, Inc.
                      521 East Morehead Street, Suite 520
                      Charlotte, NC   28202
                      ATTN:  Mr. Eugene B. Johnson,
                                    Executive Vice President


        Copy to:

                      Underwood Kinsey Warren & Tucker, P.A.
                      201 S. College Street, Suite 2020
                      Charlotte, NC   28244-2020
                      ATTN:  Shirley J. Linn, Esq.


        If to Escrow Agent:

                      The Middlefield Banking Company
                      15985 East High Street
                      Post Office Box 35
                      Middlefield, OH 44062

        Any notice sent by overnight messenger or courier service or hand delivery shall be deemed made on the date received, and any notice sent by certified mail shall be deemed made three (3) days after mailing.

        14. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

        15. Headings. The headings in this Escrow Agreement are inserted for convenience and identification only and are in no way intended to interpret, define or limit the scope, extent or intent of this Escrow Agreement or any provision of this Escrow Agreement.

        16. Severability. Each provision of this Escrow Agreement is intended to be severable. If any term or provision of this Escrow Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforcement of the remainder of this Escrow Agreement.

        17. Counterparts. This Escrow Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        18. Amendment. No modification or amendment to this Escrow Agreement shall be valid unless produced in writing and signed by all of the parties hereto.

        19. Successors. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and transferees, as the case may be. Escrow Agent shall not be bound by or incur any liability with respect to this Escrow Agreement or any other agreement or understanding between the Sellers and the Purchaser, except as in this Escrow Agreement expressly provided.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.




                                            _____________________________(SEAL)
                                            ALBERT LEONETTI, CO-TRUSTEE OF
                                            THE FRANK LEONETTI, JR. TRUST
                                            DATED JANUARY 13, 1992



                                            ______________________________(SEAL)
                                            FRANK LEONETTI, III, CO-TRUSTEE OF
                                            THE FRANK LEONETTI, JR. TRUST
                                            DATED JANUARY 13, 1992



                                            _____________________________(SEAL)
                                            ALBERT LEONETTI, individually



                                            _____________________________(SEAL)
                                            ANN POKORNY, TRUSTEE UNDER
                                            DECLARATION OF TRUST DATED
                                            OCTOBER 26, 1989



                                            ______________________________(SEAL)
                                            DONALD POKORNY, TRUSTEE UNDER
                                            DECLARATION OF TRUST DATED
                                            OCTOBER 26, 1989



                                            MJD VENTURES, INC.



                                            __________________________________
                                            By: ______________________________
                                            Its: _____________________________

                                            Escrow Agent

                                            THE MIDDLEFIELD BANKING COMPANY



                                            By: _______________________________
                                            Its: ______________________________

                                   Exhibit 7.8

                            Noncompetition Agreements

                            NONCOMPETITION AGREEMENT




        THIS NONCOMPETITION AGREEMENT (the "Agreement") is made effective as of the _________ day of ______________, 1999 (the "Effective Date"), by and between DONALD POKORNY, a resident of the State of Ohio ("Pokorny"), individually and in his capacity as Trustee under Declaration of Trust dated October 26, 1989 ("D. Pokorny Trust"), THE ORWELL TELEPHONE COMPANY, an Ohio corporation ("Orwell"), ORWELL COMMUNICATIONS, INC., an Ohio corporation ("Communications") (Orwell and Communications referred to collectively as "the Companies") and MJD VENTURES, INC., a Delaware corporation ("MJD").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, pursuant to that certain Stock Purchase Agreement dated June 17, 1999 (the "Purchase Agreement") by and among MJD, Orwell, and Albert Leonetti and Frank Leonetti, III, Co-Trustees of the Frank Leonetti, Jr. Trust dated January 13, 1992 (the "F. Leonetti Trust"), Albert Leonetti, individually, Donald Pokorny, Trustee under Declaration of Trust Dated October 26, 1989 (the "D. Pokorny Trust"), and Ann Pokorny, Trustee under Declaration of Trust Dated October 26, 1989 (the "A. Pokorny Trust") (collectively, the "Sellers"), MJD is purchasing all of the outstanding capital stock of Orwell from the Sellers; and

        WHEREAS, the D. Pokorny Trust is a principal shareholder of Orwell, and Orwell is the sole shareholder of Communications, and Pokorny's knowledge of and contacts within the Companies' relevant trade area are such that MJD is unwilling to enter into the Purchase Agreement in the absence of Pokorny's entry into, and full compliance with, this Agreement.

        NOW, THEREFORE, in consideration of and as an inducement to MJD's entering into the Purchase Agreement and the transactions contemplated thereby and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pokorny hereby undertakes and agrees as follows:

        1. Pokorny will not, without the prior clear and affirmative advance written approval of the Companies and MJD, directly or indirectly engage, or attempt to engage, in any of the "Restricted Activities" with respect to the "Restricted Businesses" within the "Restricted Territory" during the "Restricted Period." The terms "Restricted Activities," "Restricted Businesses," "Restricted

Territory" and "Restricted Period" are defined in Paragraphs 1(a) through 1(d) below.

               (a) Restricted Activities. The term "Restricted Activities" shall mean direct or indirect participation by Pokorny or an Affiliate of Pokorny in the:

                      (i) formation, ownership (excluding any ownership interest of five percent (5%) or less of a publicly held company), control, management or operation, in whole or in part, of any entity which engages in one or more of the "Restricted Businesses" within the "Restricted Territory"; and/or advising, providing consulting services to, or otherwise assisting such entity in the analysis or development of business opportunities and/or the solicitation of customers with respect to one or more of the "Restricted Businesses" within the "Restricted Territory"; provided, however, that nothing herein shall prohibit Pokorny or an Affiliate of Pokorny from entering into agreements or otherwise doing business with a Person which has customers within the Restricted Territory, so long as neither Pokorny nor his Affiliate, through such agreements or business transactions, engages in one or more of the Restricted Activities within the Restricted Territory; or

                      (ii) employment, engagement, solicitation for potential
               employment or engagement, or assistance in the employment, engagement or solicitation for potential employment or engagement, by any third party, of any person who, on the Effective Date or thereafter, is employed or engaged as an employee of any of the Companies or MJD. Notwithstanding anything in this Agreement to the contrary, the restrictions set forth in this subparagraph 1(a)(ii) shall apply regardless of whether such third party is located inside or outside of the Restricted Territory.

               (b) Restricted Businesses. The term "Restricted Businesses" shall encompass the offering, marketing, sale or provision of any telecommunications, enhanced or information service within the Restricted Territory to any existing or future customer of the Companies. The prohibited telecommunications, enhanced or information services include the following named services (whether offered on a retail or wholesale basis, and whether provided on a facilities-based or resale basis), plus any existing or future service which becomes capable of substitution for one or more of the named services during the Restricted Period:

                      (i) Wireline local exchange and exchange access services;

                      (ii) Wireless local loop and access services;

                      (iii) Wireless mobility services (including analog and
               digital cellular, PCS, SMR, satellite and paging services);

                      (iv) Wireline or wireless Internet access services;

                      (v) Competitive local exchange carrier services;

                      (vi) Interstate and intrastate toll services;

                      (vii) Video conferencing and conference calling services;

                      (viii) Voice and electronic mail services;

                      (ix) Facsimile and data services;

                      (x) Directory and operator assistance services;

                      (xi) Prepaid calling cards and other prepaid
               telecommunications and information services;

                      (xii) Customer premises equipment and inside wiring
               maintenance services;

                      (xiii) Local multipoint distribution service; and

                      (xiv) Cable television, wireless cable, open video system, and other multichannel video programming distribution services.

               For purposes of this Agreement, any Person shall be deemed an existing or future customer of the Companies if such Person has a business or residence located within the Restricted Territory.

               (c) Restricted Territory. The term "Restricted Territory" shall include any and all locations which as of the Effective Date are within any of the exchange areas of the Companies, as defined by the Public Utilities Commission of Ohio.

               (d) Restricted Period. The term "Restricted Period" shall be a period of five (5) consecutive years, commencing with the Effective Date.

               (e) Affiliate. The term "Affiliate" shall mean, with regard to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof. "Control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

               (f) Person. The term "Person" shall mean any corporation, partnership, joint venture, organization, entity, authority or natural person, together with any and all heirs, successors, representatives and assigns thereof.

        2. Pokorny shall not, directly or indirectly, at any and all times hereafter, use, divulge or make available to any Person, any confidential information or any documents, files or other papers concerning the business of the Companies, except for such disclosure which is consented to in writing in advance by MJD, or otherwise required by applicable law or regulations. Information shall not be considered confidential information within the scope of protection of this Paragraph 2, however, if it is in the public domain other than through a wrongful disclosure. However, information shall not be considered to be in the public domain because it is known to third parties who attempt to maintain the confidentiality of it or otherwise do not publish such information.

        3. In the event of any breach by Pokorny of any provision contained herein, the Restricted Period shall, to the extent permitted by law, be extended by any period of time during which (i) such breach continues, or (ii) there is pending litigation in which MJD is seeking in good faith to enforce the terms of this Agreement.

        4. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement. In the event that any provision contained herein is held to be invalid, prohibited or unenforceable because of the scope, duration or area of its applicability or for other reasons, such provision shall be ineffective only to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions hereof.

No narrowed construction, court-modification or invalidation of any provision hereof shall affect the construction, legality, validity or enforceability of any other provision hereof.

        5. Pokorny acknowledges that the Companies and MJD will be irreparably damaged if the provisions hereof are not specifically enforced, and agrees that either or both of the Companies and/or MJD shall be entitled to an injunction restraining any violation or attempted violation of this Agreement, or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Companies and/or MJD may have.

        6. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina. This Agreement shall inure to the benefit of the Companies and MJD and their successors and assigns, and the provisions hereof shall apply to Pokorny, his successors and assigns. Further, the parties hereto agree and acknowledge that the provisions hereof shall apply to the D. Pokorny Trust and its successors and/or assigns and any of its distributees or beneficiaries who shall receive any of the Trust's local multipoint distribution service licenses. The terms hereof may not be modified or terminated except by a writing signed by the Companies, MJD and Pokorny.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.



                                            ______________________________(SEAL)
                                            DONALD POKORNY



                                            ______________________________(SEAL)
                                            DONALD POKORNY, TRUSTEE UNDER
                                            DECLARATION OF TRUST DATED
                                            OCTOBER 26, 1989


                                            THE ORWELL TELEPHONE COMPANY
ATTEST:

_____________________________               _____________________________
By: _________________________               By: _________________________
Title: ______________________               Title: ______________________
        (Corporate Seal)




                                            ORWELL COMMUNICATIONS, INC.
ATTEST:

_____________________________               _____________________________
By: _________________________               By: _________________________
Title: ______________________               Title: ______________________

        (Corporate Seal)




                                            MJD VENTURES, INC.
ATTEST:

_____________________________               _____________________________
By: _________________________               By: _________________________
Title: ______________________               Title: ______________________

        (Corporate Seal)